Exhibit 99.2

AR 574740
SI.No. 19013 Date: 10/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

DEED OF FAMILY SETTLEMENT

This Deed of Family Settlement (the “Deed”) is executed at Hyderabad on this thirteenth day of May, 2011.

BETWEEN AND AMONGST

(1)	DR. KALLAM ANJI REDDY, s/o Kallam Venkat Reddy, aged about ## years, an Indian citizen, residing at ## ### ########## #### ##### ############# ######### # ######, acting in his individual capacity (hereinafter referred to as “KAR”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include his heirs, executors, administrators and permitted assigns);

(2)	K. SAMRAJYAM, w/o KAR, aged about ## years, an Indian citizen, residing at ## ### ########## #### ##### ############# ######### # ######, acting in her individual capacity (hereinafter referred to as “KS”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include her heirs, executors, administrators and permitted assigns);

AR 574743
SI.No. 19016 Date: 10/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

(3)	K. SATISH REDDY (HUF) with address at ## ### ########## #### ##### ############# ######### # ######, a Hindu Undivided Family represented through its karta Kallam Satish Reddy, who has subsisting authority to represent all the members of the Kallam Satish Reddy (HUF) and bind them to the terms hereof (hereinafter referred to as “SR (HUF)”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include the karta and manager of the SR (HUF) and surviving and continuing members of the SR (HUF) from time to time and their respective heirs, executors, administrators and permitted assigns);

(4)	KALLAM SATISH REDDY, s/o KAR, aged about ## years, an Indian citizen and residing at ## ### ########## #### ##### ############# ######### # ######, acting in his individual capacity (hereinafter referred to as “SR”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include his heirs, executors, administrators and permitted assigns);

AR 574984
SI.No. 19610 Date: 12/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

(5)	DEEPTI REDDY, w/o SR, aged about ## years and residing at ## ### ########## #### ##### ############# ######### # ######, acting in her individual capacity (hereinafter referred to as “DR”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include her heirs, executors, administrators and permitted assigns);

(6)	G.V. PRASAD (HUF) with address at ## ### ############## #### ###### ############# ######### # ######, a Hindu Undivided Family represented through its karta Gunupati Venkateswara Prasad, who has subsisting authority to represent all the members of the G.V. Prasad (HUF) and bind them to the terms hereof (hereinafter referred to as “GVP (HUF)”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include the karta and manager of the GVP (HUF) and surviving and continuing members of the GVP (HUF) from time to time and their respective heirs, executors, administrators and permitted assigns);

AR 574985
SI.No. 19611 Date: 12/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

(7)	GUNUPATI YENKATESWARA PRASAD, s/o Sri Harischandra Reddy, aged about ## years, an Indian citizen and residing at ## ### ############## #### ###### ############# ######### # ######, acting in his individual capacity (hereinafter referred to as “GVP”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include his heirs, executors, administrators and permitted assigns);

(8)	G. ANURADHA, w/o GVP, aged about ## years and residing at ## ### ############## #### ###### ############# ######### # ######, acting in her individual capacity (hereinafter referred to as “GA”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include her heirs, executors, administrators and permitted assigns);

AR 575016
SI.No. 19642 Date: 12/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

(9)	G. VANI SANJANA REDDY, d/o GVP and GA, aged about ## years and residing at ## ### ############## #### ###### ############# ######### # ######, acting in her individual capacity (hereinafter referred to as “GSR”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include his heirs, executors, administrators and permitted assigns); and

(10)	G. MALLIKA REDDY, d/o GVP and GA, aged about ## years and residing at ## ### ## ### ############## #### ###### ############# ######### # ######, acting in her individual capacity (hereinafter referred to as “GMR”, which expression shall unless it be repugnant to the context or meaning thereof, be deemed to mean and include his heirs, executors, administrators and permitted assigns)

(hereinafter each being referred to as a “Settlor” or together being referred to as “Settlors”, which expression shall mean and include the survivors or survivor of them and their successors)

AND

AR 575017
SI.No. 19663 Date: 12/05/2011	G. JYOTHI
SOLD To: C. Ramesh, s/o C.S. Rayuda, R/o Hyd	LICENSED STAMP VENDOR
FOR WHOM: Dr. Kallam Anji Reddy s/o Late Sri K. Venkat Reddy	LIC.NO.16-11-1/2005
### ########## #### #### ####### ###### ###	REN.NO.16-11-5/2010
H.NO.25/3 B.T,.S.R. NAGAR,
HYDERABAD (SOUTH) DISTRICT
PHONE NO: 23700505

(11)	DR. KALLAM ANJI REDDY, s/o Kallam Venkat Reddy, aged about ## years, an Indian citizen, residing at ## ### ########## #### ##### ############# ######### # ######, acting in his capacity as trustee (hereinafter referred to as “KAR”);

(12)	KALLAM SATISH REDDY, s/o KAR and karta of SR (HUF), aged about ## years, an Indian citizen and residing at ## ### ########## #### ##### ############# ######### # ######, acting in his capacity as trustee (hereinafter referred to as “SR”); and

(13)	GUNUPATI VENKATESWARA PRASAD, s/o Sri Harischandra Reddy and karta of GVP(HUF), aged about ## years, an Indian citizen and residing at ## ### ############## #### ###### ############# ######### # ######, acting in his capacity as trustee (hereinafter referred to as “GVP”);

(KAR, SR and GVP shall also hereinafter, in accordance with the applicable context, each be referred to as a “Trustee” or together be referred to as “Trustees”, which expression shall mean and include the survivors or survivor of them and their successors-in-office).

The Settlors and the Trustees shall each be referred to as a “Party” or together be referred to as “Parties”.

WHEREAS

(A)	KS is the wife of KAR. SR and GA are the children of KAR. DR is the wife of SR, and GVP is the husband of GA.

(B)	KAR is the founder-promoter of Dr. Reddy’s Laboratories Limited (“DRL”). The securities of DRL -are listed on The Bombay Stock Exchange Limited, the National Stock Exchange of India Limited and the New York Stock Exchange. DRL has been nurtured into a company of worldwide repute and standards, and is an emerging global pharmaceutical company whose products are marketed globally. DRL was founded with a view to conducting research and providing affordable and innovative medicines across the world through 3 (three) core businesses:

(i)	Pharmaceutical Services and Active Ingredients, comprising the Active Pharmaceuticals and Custom Pharmaceuticals businesses;

(ii)	Global Generics, which includes branded and unbranded generics; and,

(iii)	Proprietary Products, which includes New Chemical Entities (NCEs), Differentiated Formulations, and Generic Biopharmaceuticals.

(C)	Dr. Reddy’s Holdings Limited (“DRHL”) holds 23.12% of the share capital of DRL, KAR, KS, SR, GVP and GA also hold shares in DRL.

(D)	The Settlors (except for GMR) and the SR (HUF) and the GVP (HUF) hold shares of DRHL in the proportions set out in Schedule 1 hereto.

(E)	The Parties wish to establish a sustainable framework for succession to, and the governance of, the wealth and business of the Family (as defined below) with a view to protecting the long term shareholding interest in DRL and to preserve and provide therefrom for the maintenance, income, welfare, expenses and other necessities of the Family Members for legal necessity and benefit of their estate (including providing loans to Family Members in accordance with the terms of this Deed and to raise borrowings as permitted wider this Deed), to avoid disputes in the future and to facilitate peaceful and amicable relationships amongst the Family Members.

(F)	For this purpose, the Parties wish to enter into a family settlement by way of this Deed of Family Settlement, in consideration of their natural love and affection for each other, and in consideration of the mutual benefits accruing hereunder, preventing disputes in the future and facilitating peaceful and amicable relations amongst the Family Members. As a part of the aforesaid family settlement, the Settlors are, establishing a trust under this Deed by settling Rs. 10,000 (Rupees Ten Thousand).

(“Trust”) and entrusting the Trustees with the Trust Corpus, to be held and utilized by the Trustees for the benefit of the Beneficiaries, in the manner provided in this Deed, with the intention that the Family Shareholding may be settled in the Trust in the future at the discretion of the Settlors pursuant to the provisions of this Deed of Family Settlement, subject to and after compliance with requirements under applicable law.

IN CONSIDERATION OF THE NATURAL LOVE AND AFFECTION OF THE FAMILY MEMBERS AND THEIR MUTUAL OBLIGATIONS, NOW THIS DEED OF FAMILY SETTLEMENT WITNESSETH AS FOLLOWS:

PART I - DEFINITIONS AND INTERPRETATION

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

“Accumulated Income” shall mean the Trust Income reduced by (i) the amount to be retained as provided under Clause 10.2.1; (ii) the Distributable Income; and (iii) any other amounts as may be specified in this Deed.

“Beneficiaries” shall mean:

(i)	KAR;

(ii)	SR (HUF);

(iii)	the members of the SR Family Unit,

(iv)	GVP (HUF); and

(v)	the members of the GVP Family Unit.

“Bloodline Descendant” shall mean a legitimate and biological lineal bloodline descendant of (i) KAR and KS together, (ii) SR and DR together, or (iii) GVP and GA together, as the case may be.

“Call Declining Notice” shall have the meaning set out in Clause 8.2(iii)(a).

“Call Declining Trustee” shall have the meaning set out in Clause 8.2(iii)(a).

“Call Inability Notice” shall have the meaning set out in Clause 8.2(iv).

“Call Notice Period” shall have the meaning set out in Clause 8.2(i).

“DRHL” shall mean Dr. Reddy’s Holdings Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 7-1-27, Ameerpet, Hyderabad – 500 016.

“DRL” shall mean Dr. Reddy’s Laboratories Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 8-2-337, Road No.3, Banjara Hills, Hyderabad - 500 034.

“Deadlock” shall have the meaning set out in Clause 8.2.

“Deceased Beneficiary” shall have the meaning set out in Clause 4.4.4(iii).

“Deceased Beneficiary’s Children” shall mean a Deceased Beneficiary’s children and spouses of any of their pre-deceased children, as set out in Clause 4.4.4(iv), and the expression “Deceased Beneficiary’s Child” shall be construed accordingly.

“Deceased Beneficiary’s Spouse” shall have the meaning set out in Clause 4.4.4(iii).

“Defined Beneficiary” shall have the meaning set out in Clause 4.4.2.

“Disability” shall mean any mental illness, condition or affliction which may reasonably be deemed to render the person suffering therefrom incapable of carrying out the functions of a Trustee and which may render the person incompetent to contract under the Indian Contract Act, 1872.

“Disputes” shall have the meaning set out in Clause 21.1.

“Disputing Parties” shall have the meaning set out in Clause 21.1.

“Disqualification” shall mean disqualification from being a Beneficiary in accordance with Clause 4.2, and the term “Disqualified” shall be construed accordingly.

“Distributable Income” shall mean the higher of (i) 50% of the Trust Income in a financial year net of Permitted Deductions, or (ii) Rs. 10,00,00,000 (Rupees Ten Crores), which amount may be reviewed and revised by the Trust Board from time to time, provided that sufficient funds are available in the Accumulated Income to pay a minimum of Rs. 10,00,00,000 (Rupees Ten Crores) when 50% of the Trust Income in a financial year net of Permitted Deductions in that financial year is less than Rs. 10,00,00,000 (Rupees Ten Crores).

“Eligible Beneficiaries” shall, unless repugnant to, the context, mean Beneficiaries who are at least 25 (twenty-five) years of age and who are competent to contract under the Indian Contract Act, 1872, provided that insolvency or bankruptcy shall not make a Beneficiary ineligible to vote in accordance with the terms of this Deed if the Beneficiary is at least 25 (twenty-five) years of age and otherwise competent to contract under the Indian Contract Act, 1872.

“Eligible Trustee” shall mean a Former Trustee’s Bloodline Descendant from the Third Generation or the Fourth Generation, who satisfies the Eligibility Requirements and is otherwise competent to be a Trustee of the Trust under applicable law and Clause 6.2 and Clause 6.3.

“Eligibility Requirements” shall have the meaning set out in Clause 5.3.

“Family”/“Family Members” shall mean (i) KAR; (ii) the members of the SR Family Unit; and (iii) the members of the GVP Family Unit and shall include the GVP (HUF) and the SR (HUF).

“Family Entities” shall mean entities, including companies, partnerships, limited liability partnerships, other bodies corporate, trusts, associations of persons, body of individuals, etc., which are directly or indirectly Controlled by the Trust, and shall include DRL and DRHL and the investee companies of DRHL. It is clarified that the Family Entities mayor may not be related in any manner to the pharma industry. For the purpose of this definition, Control (including with correlative meaning, the terms “Controlling” and “Controlled by”) shall mean the power and ability to direct the management and policies of the controlled entity (including trusts) through direct or indirect ownership of shares, partnership interest or beneficial interest/trusteeship of the controlled entity or by any contract, agreement or otherwise; and shall include with respect to any entity: (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies and trusteeship of such entity whether through the ownership of securities, partnership interest or beneficial interest, or by agreement, or by trusteeship or otherwise, or (b) the power to elect or constitute half of the directors, partners, trustees or other individuals exercising similar authority with respect to such entity or the right to be represented on the management body of such entity or control the management body of such entity, including a trustee, or (c) the possession, directly or indirectly, of more than 50% voting rights and/or a contractual shareholder’s or director’s veto right in management matters which leads to being in the management control of such entity or entities Controlled by such entity.

“Family Office” shall mean the family office set up under Clause 19.

“Family Office Manager” shall have the meaning set out in Clause 19.1.

“Family Shareholding” shall mean 83.17% of the issued and outstanding share capital of DRHL (i.e., the entire share capital of DRHL excluding the shareholding of SR (HUF) and GVP (HUF)). Details of the shareholding of the Family Members as of the date of this Deed are as set out in Schedule I.

“Family Unit” shall mean the SR Family Unit and/or the GVP Family Unit as the context may require.

“Former Trustee” shall mean such of SR or GVP, as the context may require, as has ceased to be a Trustee of the Trust, as set out in Clause 5.4.

“Former Trustee’s Spouse” shall have the meaning set out in Clause 5.4.

“Fourth Generation” shall mean Bloodline Descendants who are the children of the members of the Third Generation and their respective spouses.

“Fourth Generation Trustee” shall mean a Trustee from the Fourth Generation who is, for the time being and from time to time, appointed as a Trustee in the Trust.

“Guardian” shall mean a person appointed by a Deceased Beneficiary, a Deceased Beneficiary’s Spouse, a Defined Beneficiary or a Deceased Beneficiary’s Child, as the case may be, in his/her will or in a letter of wishes submitted to the Trust Board (whichever is later) as a person in whom the guardianship of their children will vest, and failing such an appointment under a will or in a letter of wishes, shall mean the eldest member of the Family at such time.

“GA DRL Shareholding” shall mean GA’s shareholding in her individual capacity in DRL totaling 1496 (one thousand four hundred and ninety six) shares as of the date of this Deed, including all additions and accretions thereto, but shall not include any other shares of DRL which GA may acquire from time to time out of her personal funds and which are not connected to, or which do not arise out of, GA’s shareholding in DRL as of the date of this Deed.

“GVP DRL Shareholding” shall mean GVP’s shareholding in his individual capacity in DRL totaling 0.81% (point eight one percent) of DRL’s issued and outstanding share capital, numbering 1,365,840 (one million three hundred sixty five and eight hundred and forty) shares as of the date of this Deed, including all additions and accretions thereto, but shall not include any other shares of DRL which GVP may acquire from time to time out of his personal funds and which are not connected to, or which do not arise out of, GVP’s shareholding in DRL as of the date of this Deed.

“GVP Family Unit” shall mean GVP, GA, their Bloodline Descendants and the spouses of such Bloodline Descendants.

“GVP Family Unit Share” shall have the meaning set out in Clause 4.4.1(iii).

“GVP (HUF)” shall mean the Hindu Undivided Family of which GVP is the karta and which shall consist of GVP, GA and their Bloodline Descendants and the spouses of the Bloodline Descendants as permitted under applicable law, and this expression shall be deemed to include any and all successor HUFs arising upon the death of the karta, upon partition or in any other manner.

“GVP (HUF) DRHL Shareholding” shall mean GVP (HUF)’s shareholding in DRHL totaling 3.46% (three point four six percent) of DRHL’s issued and outstanding share capital as of the date of this Deed and such other shares of DRHL which the GVP (HUF) may hold from time to time.

“GVP (HUF) Share” shall have the meaning set out in Clause 4.4.1(iii).

“GVP Lineage” shall mean the GVP Family Unit and the GVP (HUF).

“HUF” shall mean Hindu Undivided Family.

“Income Share” shall mean the KAR Share, the SR Family Unit Share, the SR (HUF) Share, the GVP Family Unit Share or the GVP (HUF) Share as the context may require.

“KAR Share” shall have the meaning set out in Clause 4.4.1(i).

“KS DRL Shareholding” shall mean KS’s shareholding in her individual capacity in DRL totaling 0.66% (point sixty six percent) of DRL’s issued and outstanding share capital, numbering 1,115,360 (one million one hundred and fifteen thousand three hundred and sixty) shares as of the date of, this Deed, including all additions and accretions thereto, but shall not include any other shares of DRL which KS may acquire from time to time out of her personal funds and which are not connected to, or which do not arise out of, KS’s shareholding in DRL as of the date of this Deed.

“Lower Call Price” shall have the meaning set out in Clause 8.2(i).

“Permitted Deductions” shall mean (i) taxes, surcharges, cesses, charges, fees or other amounts paid, or required to be paid, by or on behalf of the Trust in relation to the Trust Income for a financial year or other activities of the Trust, and (ii) all expenses reasonably expected to be incurred in relation to administering the Trust, including as provided under Clause 12 in a financial year or to cover the expenses incurred, but not reimbursed from the Trust Income, in a preceding financial year.

“Primary Settlors” shall mean KAR, SR and GVP.

“Purchasing Family Unit” shall have the meaning set out in Clause 8.2(i).

“SR DRL Shareholding” shall mean SR’s shareholding in his individual capacity in DRL totaling 0.71% (point seventy one percent) of DRL’s issued and outstanding share capital, numbering 1,205,832 (one million two hundred and five thousand eight hundred and thirty two) shares as of the date of this Deed, including all additions and accretions thereto, but shall not include any other shares of DRL which SR may acquire from time to time out of his personal funds and which are not connected to, or which do not arise out of, SR’s shareholding in DRL as of the date of this Deed.

“SR Family Unit” shall mean SR, DR, their Bloodline Descendants and the spouses of such Bloodline Descendants.

“SR Family Unit Share” shall have the meaning set out in Clause 4.4.1(ii).

“SR (HUF)” shall mean the HUF of which SR is the karta and which shall consist of SR, DR and their Bloodline Descendants and the spouses of the Bloodline Descendants as permitted under applicable law, and this expression shall be deemed to include any and all successor HUFs arising upon the death of the karta, upon a partition or in any other manner.

“SR (HUF) DRHL Shareholding” shall mean SR (HUF)’s shareholding in DRHL totaling 13.37% (thirteen point three seven percent) of DRHL’s issued and outstanding share capital and such other shares in DRHL which the SR (HUF) may hold from time to time.

“SR (HUF) Share” shall have the meaning set out in Clause 4.4.1(ii).

“SR Lineage” shall mean the SR Family Unit and the SR (HUF).

“Selling Family Unit” shall have the meaning set out in Clause 8.2(i).

“Third Generation” shall mean:

(i)	Shravya Reddy, d/o SR and DR, aged about ## years and residing at ## ### #########, #### ####, ####### #####, #########, ###### #######;

(ii)	Vishal Reddy, s/o SR and DR, aged about ## years and residing at ## ### #########, #### ####, ####### #####, #########, ###### #######;

(iii)	G. Vani Sanjana Reddy, d/o GVP and GA, aged about ## years and residing at ##### #############, #### ### ##, #### ####, ####### #####, #########, ###### #######;

(iv)	Mallika Reddy, d/o GVP and GA, aged about ## years and residing at ##### #############, #### ### ##, #### ####, ####### #####, #########, ###### #######;

(v)	Sharathchandra Reddy, s/o GVP and GA, aged about ## years and residing at ##### #############, #### ### ##, #### ####, ####### #####, #########, ###### #######;

(vi)	the spouses of the persons mentioned in (i) to (v) above; and

(vii)	any other immediate Bloodline Descendants of SR and DR together or GVP and GA together.

“Third Generation Trustee” shall mean an Eligible Trustee from the Third Generation who is for the time being and from time to time appointed as a Trustee in the Trust.

“Trust” shall mean APS Trust.

“Trust Account/s” shall mean any accounts, including bank account/s and accounts with depositary participants, in the name of the Trust.

“Trust Board” shall mean the board of Trustees of the Trust.

“Trust Corpus” shall mean the property of the Trust as described in more detail in Clause 2.4.2.

“Trust Income” shall mean and include all the income of the Trust accrued on the Trust Corpus from time to time including by way of dividend or any other distribution, interest, income, profit, benefit, perquisite and/or returns from or relating to the Trust Corpus.

1.2	Interpretation

(i)	The descriptive headings of Clauses are inserted solely for convenience of reference and shall not be used to interpret the provisions of this Deed.

(ii)	References in this Deed to Clauses or Schedules are, unless otherwise specified, references to Clauses of and Schedules to this Deed.

(iii)	The Recitals and Schedules form part of this Deed and shall have the same force· and effect as if expressly set out in the body of this Deed, and any reference to this Deed shall include any Recitals and Schedules.

(iv)	Any references to this Deed or any other document shall be construed as references to this Deed or such document as may be amended, varied, novated, supplemented or replaced from time to time in accordance with this Deed.

(v)	The words “include” and “including” shall be construed as being by way of illustration or emphasis only and shall not be construed as, nor shall they take effect as limiting the generality of any preceding words.

(vi)	The terms “herein”, “hereof”, “hereto”, “hereunder” and words of similar purport refer to this Deed as a whole.

(vii)	Unless the context otherwise requires, words importing the masculine gender shall also include the feminine and neuter gender and vice versa; and the use of the singular shall include the plural and vice-versa.

(viii)	All references to children and grandchildren shall be construed as meaning children and grandchildren who are Bloodline Descendants.

PART II - THE TRUST AND BENEFICIARIES

2.	CONSTITUTION OF THE TRUST

2.1.	Name and Office

2.1.1.	The Trust hereby created shall be called APS Trust (“Trust”) and shall be for the sole and exclusive benefit of the Beneficiaries.

2.1.2.	The office of the Trust shall be situated at H. No. 8-2-576/1, Road No.7, Banjara Hills, Hyderabad - 500034.

2.2.	Commencement of the Trust

The Trust shall be established and shall commence from the date of the execution of this Deed.

2.3.	Financial Year

The financial year of the Trust shall be from April 1 to March 31 each year.

2.4.	Trust Corpus

2.4.1.	In order to effectuate the desire of the Settlors, the Settlors hereby transfer Rs. 10,000 (Rupees Ten Thousand) (“Initial Sum”) unto the Trustees, together with all additions and accretions thereto and all the accumulated income thereof and all other properties that may be acquired and all further investments that may be made out of the same upon trust and subject to the powers, provisions, agreements and declarations herein declared, expressed and contained, and the receipt of which the Trustees do hereby admit and acknowledge and from the same and every part thereof release and discharge the Settlors.

2.4.2.	The Trustees hereby agree and declare that they shall stand possessed of the Initial Sum together with all additions and accretions thereto, settlements in cash or in kind, borrowings and all the accumulated income thereof and all other properties that may be acquired and all further investments that may be made out of the same, including investment in partnerships, and further donations, contributions, grants and subscriptions in cash or in kind as may from time to time be received by the Trust from the Settlors or others (all of which shall hereinafter be referred to as the “Trust Corpus”) and the income with all the accumulations thereof. The Trustees hereby accept the Trust Corpus to be held in trust subject to the powers, provisions, agreements and declarations herein declared, expressed and contained.

2.4.3.	The Settlors intend to settle the Family Shareholding in the Trust in the future pursuant to the settlement amongst the Family Members under this Deed, subject to and after compliance with applicable law. The SR (HUF) and the GVP (HUF) shall settle in the Trust all the income accrued on the SR (HUF) DRHL Shareholding and the GVP (HUF) DRHL Shareholding, respectively, from time to time.

3.	OBJECT OF THE TRUST

The object of the Trust is to:

(i)	establish a sustainable framework for the succession to, and the governance of, the wealth and business of the Family with a view to protecting the long term shareholding interest in DRL;

(ii)	preserve and provide therefrom for the maintenance, income, welfare, expenses and other necessities of the Family Members;

(iii)	prevent disputes in the future and facilitate peaceful and amicable relations amongst the Family Members; and

(iv)	do all other acts, deeds and things as may be required for, or may be incidental to, the objects of the Trust or for giving effect to the provisions of this Deed, including providing loans to Family Members in accordance with the terms of this Deed and to raise borrowings on commercially reasonable terms as permitted under this Deed.

4.	BENEFICIARIES

4.1.	Deed of Adherence

4.1.1.	Subject to the disqualifications provided in this Settlement Deed, the Trust shall be for the sole and exclusive benefit of the Beneficiaries. The birth and death of the Beneficiary(ies) shall be notified to the Trust Board by one or more Beneficiary together with certificates of birth or death, as the case may be, and the Trust Board shall, upon being satisfied that a person qualifies as a Beneficiary as defined in this Deed, add or delete the names of such persons from the list of Beneficiaries as required pursuant to such notification.

4.1.2.	Each Beneficiary shall, within 3 (three) months of becoming a Beneficiary, affix his/her signature to a Deed of Adherence in the form set out in Schedule II hereto, failing which, such Beneficiary shall not be entitled to any benefits under this Deed.

4.1.3.	If such Beneficiary is a minor, the Deed of Adherence in the form set out in Schedule II hereto shall be executed by the legal guardian of such Beneficiary on his/her behalf, and the Beneficiary shall, upon attaining majority, re-execute the Deed of Adherence in the form set out in Schedule II hereto, under his/her own signature, failing which, such Beneficiary shall not be entitled to any benefits under this Deed.

4.1.4.	The Trust Board shall ensure that every Beneficiary or legal guardian of a Beneficiary, as the case may be, is informed in a timely manner of the requirement to sign the Deed of Adherence in the form set out in Schedule II hereto, as stipulated hereunder. The Trust Board may extend the aforementioned period of 3 (three) months for the purpose of executing the Deed of Adherence in the form set out in Schedule II hereto at its sole discretion, if sufficient cause is shown by a Beneficiary as to the reason for the failure to execute the Deed of Adherence within the said period of 3 (three) months.

4.1.5.	The execution of the Deed of Adherence by members of the GVP (HUF) upon their attaining majority shall also signify their consent to:

(i)	the terms of this Deed, including (but not limited to) Clause 18.1; and/or

(ii)	the settlement in, or contribution or transfer to, the Trust, as has already been made or as may be required from time to time in the future, of the income accrued and distributed on the GVP (HUF) DRHL Shareholding.

4.1.6.	The execution of the Deed of Adherence by members of the SR (HUF) upon their attaining majority shall also signify their consent to:

(i)	the terms of this Deed, including (but not limited to) Clause 18.1; and/or

(ii)	the settlement in, or contribution or transfer to, the Trust, as has already been made or as may be required from time to time in the future, of the income accrued and distributed on the SR (HUF) DRHL Shareholding.

4.1.7.	The execution of the Deed of Adherence by the successors/heirs of KAR, KS, GVP, GA, SR or DR upon their attaining majority shall also signify their consent to the terms of this Deed, including (but not limited to) Clause 18.3 with respect to the KS DRL Shareholding, the GVP DRL Shareholding, the GA DRL Shareholding and the SR DRL Shareholding.

4.2.	Disqualification of Beneficiaries

4.2.1.	A Beneficiary other than KAR, SR and GVP, shall be disqualified from being and shall cease to be a Beneficiary, if:

(i)	the Beneficiary is found to be engaging in unlawful or illegal conduct and is convicted for a crime involving moral turpitude or commits a material breach of the Deed (other than u technical or procedural default); and

(ii)	the Trust Board approves such disqualification by a unanimous decision, and the decision of the Trust Board is supported by at least 75% of the Eligible. Beneficiaries, other than the Beneficiary whose disqualification is being considered, including at least half of the Eligible Beneficiaries from each of the SR Family Unit and the GVP Family Unit (any fraction being rounded off to one).

It is hereby clarified that KAR, SR and GVP shall not be liable to be disqualified from being a Beneficiary.

4.2.2.	A disqualified Beneficiary may, at the sole discretion of the Trust Board acting in consultation with the Eligible Beneficiaries, be paid a lump sum amount in lieu of his beneficial interest in the Trust Income and Corpus, in accordance with a payment schedule formulated by the Trust Board. The decision of the Trust Board in this regard shall be final and binding on the Beneficiary so disqualified. In determining whether and what amount to pay a disqualified Beneficiary under this Clause 4.2.2 upon his disqualification, the Trust Board shall always exercise its discretion in the best interest of all the Beneficiaries and shall ensure that the payment of such amount does not lead to the Trust or the Beneficiaries incurring unfavorable or commercially unreasonable financial liabilities.

4.2.3.	A Beneficiary who is disqualified under this Clause 4.2 shall cease to be eligible to receive any benefits from the Trust except to the extent provided under Clause 4.2.2 and shall not be eligible to continue, or be appointed, as a Trustee under this Deed.

4.3.	Beneficial Interest

4.3.1.	The beneficial interest of the Beneficiaries in the Trust Income shall be as provided under Clause 4.4 of this Deed.

4.3.2.	The Beneficiaries shall be entitled to receive the Trust Corpus in such proportion as may be determined by the Trust Board at their sole discretion.

4.3.3.	Clauses 4.3.1 and 4.3.2 shall be subject to the provisions of Clause 15A.

4.4.	Beneficial Interest in Trust Income

4.4.1.	KAR, the SR Family Unit and the GVP Family Unit shall be entitled to receive the Distributable Income in the following proportions, respectively:

(i)	40% (“KAR Share”);

(ii)	30% to the SR Lineage, of which 55.5% shall be distributed to the SR Family Unit (“SR Family Unit Share”) and 44.5% shall be distributed to the SR (HUF) (“SR (HUF) Share”); and

(iii)	30% to the GVP Lineage, of which 88.5% shall be distributed to the GVP Family Unit (“GVP Family Unit Share”) and 11.5% shall be distributed to the GVP (HUF) (“GVP (HUF) Share”),

it being clarified that such Distributable Income shall include the income accrued on the SR (HUF) DRHL Shareholding and the GVP (HUF) DRHL Shareholding as and when such income is settled in the Trust.

4.4.2.	Upon the demise of KAR, the KAR Share shall be divided, without any further act or deed, equally amongst SR and GA (“Defined Beneficiaries”). The beneficial interest of SR and GA shall accordingly stand modified at such time and the register of beneficial interest maintained by the Trust Board under Clause 4.4.5 shall be modified accordingly.

4.4.3.	If any of the Defined Beneficiaries has pre-deceased KAR or upon the demise/Disqualification of any of the Defined Beneficiaries subsequent to the division of the KAR Share under Clause 4.4.2, the portion of the KAR Share which such Defined Beneficiary would have otherwise been entitled to, or which he held at the time of his demise/Disqualification, shall devolve as follows:

(i)	The said portion of the KAR Share shall, subject to applicable law, be divided amongst such Defined Beneficiary’s children in the proportion determined by the spouse of such Defined Beneficiary, and if such spouse is deceased, shall be divided equally amongst such Defined Beneficiary’s children. Provided however that if any of such Defined Beneficiary’s children have not reached the age of 25 (twenty-five) years, the beneficial interest of such Defined Beneficiary’s children shall be paid to a guardian until he/she reaches the age of 25 (twenty-five) years and such Guardian shall hold in trust, and use the proceeds therefrom for the benefit of such Defined Beneficiary’s child.

(ii)	If any of such Defined Beneficiary’s children has predeceased the Defined Beneficiary or upon the demise/Disqualification of any of such children, the relevant portion of the KAR Share which any such child held at the time of demise Disqualification or would have been otherwise entitled to shall be divided amongst his children who are not Disqualified, or in the absence of such children, amongst the other children of the Defined Beneficiary who are not Disqualified or the children of any pre-deceased/Disqualified children of the Defined Beneficiary and the proviso in Clause 4.4.3(i) shall apply mutatis mutandis to such division. Subject to applicable law, the proportion in which the relevant portion of the KAR Share shall be divided amongst the categories of persons specified in this Clause 4.4.3(ii) shall be determined by such of DR or GVP as is the spouse of the concerned Defined Beneficiary, and in the event that such spouse is deceased, the relevant portion of the KAR Share shall be divided equally amongst the categories of persons specified in this Clause 4.4.3(ii).

(iii)	If all the children and grandchildren of the Defined Beneficiary have pre-deceased him or have been Disqualified, the said portion of the KAR Share shall be distributed to the other Defined Beneficiary and the provisions of Clauses 4.4.3(i) and (ii) shall apply mutatis mutandis to such division.

The register of beneficial interest maintained by the Trust Board under Clause 4.4.5 shall be modified accordingly.

4.4.4.	It is the desire and direction of the Settlers that within the SR Family Unit, the SR (HUF), the GVP Family Unit and the GVP (HUF), their respective Income Share should be distributed as follows:

(i)	(a) The entire Income Share of the concerned HUF shall be distributed to the karta of that HUF and shall be·used by such karta for the benefit of all the members of that HUF and/or be distributed equitably amongst the members of that HUF. Provided that after the cessor of SR or GVP (as the case may be) as the karta:

(I)	during the lifetime of such of SR or GVP as has ceased to be the karta, the Income Share of the relevant HUF shall be distributed jointly to such of SR or GVP (as has ceased to be the karta) and the successor karta for the time being; and

(II)	after the lifetime of such of SR or GVP (as has ceased to be the karta), but during the lifetime of DR or GA (as is the spouse of SR or GVP, as the case may be), the Income Share of the concerned HUF shall be distributed jointly to DR or GA (as is the spouse of SR or GVP, as the case may be) and the karta for the time being.

(b)

In the event of creation of any successor HUFs (upon death of the previous karta, partition or otherwise), the provisions set out in relation to the GVP Family Unit and the SR Family Unit in Clauses 4.4.4(ii) to (v) below shall apply mutatis mutandis to such beneficial interest. Provided however that if any of the members of the SR (HUF) or the GVP (HUF) holds the portion of the Income Share falling to his interest on behalf of another HUF, that portion of the Income Share which such member has become entitled to pursuant to the partition shall be distributed to such member as the karta of the said HUF and the provisions of Clause 4.4.4(i)(a) shall apply mutatis mutandis.

(ii)	During the lifetime of SR and GVP, the entire SR Family Unit Share in the Trust Income shall be distributed to SR and the entire GVP Family Unit Share in the Trust Income shall be distributed to GVP.

(iii)	In the event of the demise of either of SR or GVP (“Deceased Beneficiary”), the entire Income Share of the Family Unit to which the Deceased Beneficiary belonged shall be distributed to such of DR or GA as is the spouse of the Deceased Beneficiary (“Deceased Beneficiary’s Spouse”).

(iv)	If the Deceased Beneficiary’s Spouse has pre-deceased the Deceased Beneficiary or upon the death Disqualification of the Deceased Beneficiary’s Spouse, the entire Income Share of the Family Unit to which the Deceased Beneficiary belonged shall be distributed and divided equally amongst his children and the spouses of any of his pre-deceased children (“Deceased Beneficiary’s Children”). Provided however that if any of the Deceased Beneficiary’s Children have not reached the age of 25 (twenty-five) years, the beneficial interest of such Deceased Beneficiary’s Child shall be paid to a Guardian until he/she reaches the age of 25 (twenty-five) years and such Guardian shall hold in trust, and use the proceeds therefrom for the benefit of such Deceased Beneficiary’s Child.

(v)	If any Deceased Beneficiary’s Child has pre-deceased the Deceased Beneficiary or the Deceased Beneficiary’s Spouse, as the case may be, or upon the demise/Disqualification of a Deceased Beneficiary’s Child to whom beneficial interest is distributed in accordance with Clause 4.4.4(iv), the beneficial interest of such Deceased Beneficiary’s Child in the Income Share of his Family Unit as per Clause 4.4.4(iv) above shall be distributed equally amongst his children. Provided however that if any of his children have not reached the age of 25 (twenty-five) years, such child’s beneficial interest shall be paid to a Guardian until such child reaches the age of 25 (twenty-five) years and such Guardian shall hold in trust, and use the proceeds therefrom for the benefit of such child. Provided further that if a Deceased Beneficiary’s Child has no children or if the children have pre-deceased the Deceased Beneficiary’s Child or been Disqualified, the beneficial interest of such Deceased Beneficiary’s Child shall be distributed equally amongst the other surviving Beneficiaries from the concerned Family Unit to whom the Income Share may be distributed in accordance with this Clause 4.4.4, and if there are no such Beneficiaries, to the Beneficiaries belonging to the other Family Unit, provided however that if any of such Beneficiaries has not reached the age of 25 (twenty-five) years, the beneficial interest of such Beneficiary shall be paid to a Guardian until he/she reaches the age of 25 (twenty-five) years and such Guardian shall hold in trust, and use the proceeds therefrom for the benefit of such Beneficiary.

4.4.5.	The Trust Board shall maintain a register to record the percentage of beneficial interest of each of the Beneficiaries and shall, with full and proper authorization by the Trust Board and under the signature of all the Trustees, update the register forthwith upon any change in the beneficial interest of the Beneficiaries from time to time in accordance with the provisions of this Deed, including that of Clause 15A.

PART III - PROVISIONS RELATING TO THE TRUSTEES

5.	BOARD OF TRUSTEES AND APPOINTMENT OF TRUSTEES

5.1.	The Trust shall, subject to the provisions of 5.5(ii)(b) and 5.5(iii)(II), be governed by the Board of Trustees (“Trust Board”) consisting of a minimum of 2 (two) and a maximum of 5 (five) Trustees.

5.2.	The first trustees of the Trust shall be KAR, SR (to represent the SR Lineage) and GVP (to represent the GVP Lineage). Upon KAR ceasing to be a Trustee, the Trust Board shall consist of SR and GVP.

5.3.	For a person other than KAR, SR, DR, GVP or GA to be appointed as a Trustee, such person shall be required to satisfy the following, subject to Clause 6.2 and Clause 6.3 (“Eligibility Requirements”):

(i)	such person shall be a Family Member and a Beneficiary who has not been Disqualified, except in situations specified in this Deed;

(ii)	such person shall be at least 30 (thirty) years of age;

(iii)	such person shall have obtained a Bachelor’s Degree; and

(iv)	such persons shall be actively involved or employed in the Family Entities, whether as an executive or non-executive director, trustee, active partner, employee or consultant, provided that if none of the members of a Family Unit are involved or employed as aforesaid in the Family Entities, this requirement shall not apply to the appointment of a person from that Family Unit as a Trustee until such time that any person in such Family Unit becomes so involved or employed.

5.4.	In the event of SR or GVP ceasing to be a Trustee (“Former Trustee”), the spouse of the Former Trustee (GA or DR, as the case may be, who shall hereinafter be referred to as “Former Trustee’s Spouse”) shall be appointed as the Trustee representing the Family Unit to which the Former Trustee belongs.

5.5.	In the event that the Former Trustee’s Spouse has pre-deceased the Former Trustee, or upon the Former Trustee’s Spouse ceasing to be a Trustee or being incapable of being a Trustee, the Trustee to represent the Family Unit to which the Former Trustee belongs shall be appointed as follows:

(i)	If any of the children of the Former Trustee satisfy the Eligibility Requirements (“Eligible Trustee”), such child shall be appointed as a Trustee (“Third Generation Trustee”) in the place and stead of the Former Trustee or the Former Trustee’s Spouse, as the case may be, to represent the Family Unit to which the Former Trustee belongs. Such Third Generation Trustee shall hold office for successive periods of 3 (three) years for so long as such person continues to be an Eligible Trustee, and until such time that any other child of the Former Trustee becomes an Eligible Trustee. Any child of the Former Trustee who becomes an Eligible Trustee during the tenure of the existing Third Generation Trustee shall, after the then running tenure of the then Third Generation Trustee, be appointed as a Third Generation Trustee in the place and stead of the then Third Generation Trustee to represent the Family Unit to which the Former Trustee belongs and shall become the new Third Generation Trustee for a period of 3 (three) years. The Eligible Trustees shall then each be appointed as a Third Generation Trustee for a period of 3 (three) years each on a rotational basis in the same order in which they first became Third Generation Trustees and for so long as each of them continues to be an Eligible Trustee. If at any time there is more than one Eligible Trustee who may in terms of this Deed, become a Third Generation Trustee for the first time, the procedure set out in Clause 5.9 of this Deed shall be adopted to select the Eligible Trustee who shall become the new Third Generation Trustee.

(ii)	If none of the children of the Former Trustee are Eligible Trustees, the person specified immediately below in this Clause 5.5(ii) shall be appointed as a Trustee in the place and stead of the Former Trustee or the Former Trustee’s Spouse, as the case may be, to represent the Family Unit to which the Former Trustee belongs until such time that a child of the Former Trustee becomes an Eligible Trustee:

(a)	if KAR is alive at such time, by KAR; or

(b)	if KAR is deceased at such time or is otherwise incapable of being a Trustee of the Trust, by the Trustee belonging to the other Family Unit.

Provided that such person shall at all times owe a fiduciary duty to the Family Unit to which the Former Trustee belongs and shall at all times take into consideration the interests and well-being of such Family Unit. Provided further that such person shall immediately upon a child of the Former Trustee becoming an Eligible Trustee, cause the Trust Board to take all such actions and measures necessary to appoint such child as the Trustee representing the Family Unit to which the Former Trustee belongs and shall, upon such appointment, cease to act on behalf of the Family Unit to which the Former Trustee belongs. The provisions of Clause 5.5(i) shall apply mutatis mutandis to an Eligible Trustee appointed as a Trustee hereunder and other Eligible Trustees belonging to that Family Unit. Provided further that if more than one child of the Former Trustee has become an Eligible Trustee, the procedure set out in Clause 5.9 shall be adopted to select the child who shall be appointed as the first Third Generation Trustee to represent the Family Unit to which the Former Trustee belongs.

(iii)	If all of the following conditions are satisfied, namely:

(a)	none of the children of the Former Trustee are Eligible Trustees;

(b)	KAR is deceased at such time or is otherwise incapable of being a Trustee of the Trust; and

(c)	there is no Trustee who belongs to the other Family Unit,

the person specified immediately below in this Clause 5.5(iii) shall be appointed as a Trustee in the place and stead of the Former Trustee or the Former Trustee’s Spouse, as the case may be, to represent the Family Unit to which the Former Trustee belongs until such time that a child of the Former Trustee becomes an Eligible Trustee and is appointed as a Trustee:

(I)	a guardian appointed by the Former Trustee representing that Family Unit or such Former Trustee’s Spouse in a testamentary instrument or a letter of wishes submitted to the Trust Board, whichever is later; or

(II)	in the event that no such guardian as under (I) has been appointed, by a guardian appointed by the Family Unit other than the Family Unit to which the Former Trustee or Former Trustee’s Spouse earlier belonged

Provided that such person shall at all times owe a fiduciary duty to the Family Unit to which the Former Trustee belongs, and shall at all times take into consideration the interests and well-being of such Family Unit. Provided further that such person shall immediately upon a child of the Former Trustee becoming an Eligible Trustee, cause the Trust Board to take all such actions and measures necessary to appoint such child as the Trustee representing the Family Unit to which the Former Trustee belongs and shall immediately, upon such child being appointed as a Trustee, resign from his trusteeship in the Trust. The provisions of Clause 5.5(i) shall apply mutatis mutandis to an Eligible Trustee appointed as a Trustee hereunder and other Eligible Trustees belonging to that Family Unit. Provided further that if more than one child of the Former Trustee has become an Eligible Trustee, the procedure set out in Clause 5.9 of this Deed shall be adopted to select the Eligible Trustee, who shall be appointed as the first Third Generation Trustee to represent the Family Unit to which the Former Trustee belongs.

(iv)	The Third Generation Trustee shall, at all times, act in consultation with the other Eligible Trustees of the Family Unit to which he belongs. It is clarified that an Eligible Trustee may, if he so desires, renounce his right to be appointed as a Trustee.

5.6.

In the event that all the children of the Former Trustee are deceased or otherwise cease to be or are incapable of being Trustees, but there are in existence at such time grandchildren of the Former Trustee, such of them as are Eligible Trustees shall each be appointed as a Trustee on a rotational basis for a period of 3 (three) years (“Fourth Generation Trustee”) and the provisions of Clause 5.5 shall apply mutatis mutandis to the appointment of Fourth Generation Trustees, provided that if none of such grandchildren of the Former Trustee has become an Eligible Trustee, the appointment of a guardian may also be made in the will/letter of wishes submitted to the Trust Board (whichever is later) of any of the members of the Third Generation. The Fourth Generation Trustee shall at all time act in consultation with the other Eligible Trustees of the Family Unit to which he belongs. It is clarified that an Eligible Trustee may, if he so desires, renounce his right to be appointed as a Trustee.

5.7.	In the event that all the children of the Former Trustee are deceased or otherwise cease to be or are incapable of being Trustees, and there are no grandchildren of the Former Trustee in existence at such time but there are in existence spouses of the members of the Third Generation or Fourth Generation belonging to the same Family Unit as the Former Trustee at such time, such of the spouses as have reached the age of 30 (thirty) years, with preference being given to the spouses of the members of the Third Generation, shall each be appointed as a Fourth Generation Trustee on a rotational basis for a period of 3 (three) years and the provisions of Clause 5.5 of this Settlement Deed shall apply mutatis mutandis, provided that if none of such spouses has reached the age of 30 (thirty) years, the appointment of a guardian may also be made in the will/letter of wishes submitted to the Trust Board (whichever is later) of any of the members of the Third Generation or the Fourth Generation. A spouse who is appointed as a ‘Fourth Generation Trustee shall at all times act in consultation with the other members of the Family Unit to which he belongs. It is clarified that a spouse may, if he so desires, renounce his right to be appointed as a Trustee.

5.8.	In the event that all the children of the Former Trustee are deceased or otherwise cease to be or are incapable of being Trustees, and there are no grandchildren of the Former Trustee and no spouses of the members of the Third and Fourth Generation who belong to the same Family Unit as the Former Trustee in existence at such time or they cease to be or are incapable of being Trustees, the Family Unit to which the Former Trustee belongs shall cease to be represented on the Trust Board, provided that upon any of the children of the Former Trustee or the members of the Third Generation or Fourth Generation who are the Bloodline Descendants of the Former Trustee becoming capable of, and eligible to, be appointed as Trustees, the Family Unit to which the Former Trustee belongs shall again be represented on the Trust Board by such children or such members of the Third Generation or Fourth Generation, as the case may be.

5.9.	If at any time there is more than one Eligible Trustee, the following procedure shall be adopted to select one out of such Eligible Trustees to be appointed as Trustee for the time being:

(i)	During the lifetime of SR and GVP, they shall select the Eligible Trustee from their respective Family Units who shall be appointed as a Trustee.

(ii)	During the lifetime of DR and GA, but after the lifetime of such of SR or GVP as is her respective spouse, DR and GA shall select the Eligible Trustee from their respective Family Units who shall be appointed as a Trustee.

(iii)	After the lifetime of SR and GVP and their spouses, the Eligible Trustee elected by the majority of all the Eligible Trustees of a Family Unit shall be appointed as the Trustee to represent that Family Unit. Provided that where there are only 2 (two) Eligible Trustees in a Family Unit, they shall by mutual consent decide which of them shall be appointed as the next Trustee. In the event that none of the Eligible Trustees of that Family Unit receive a majority vote or mutual consent is not arrived at, as the case may be, notwithstanding anything else contained herein, the eldest member at such time of the other Family Unit shall select the Eligible Trustee to be appointed as a Trustee. Failing such selection by the aforesaid eldest member of the other Family Unit, the Eligible Trustees shall each be appointed as the Trustee for a term of 3 (three) years on a rotational basis in the order of seniority in age. The Trust Board shall take all such actions as may be required to give effect to this Clause.

6.	RETIREMENT, DISCHARGE AND DISQUALIFICATION

6.1.	Save and except for KAR who shall be a Trustee for the duration of his lifetime, all Trustees shall retire at the age of 75 (seventy-five) years, at the end of their tenure (if any) as provided under this Deed, or if they are afflicted by any Disability or discharged in accordance with Clause 6.2 or Clause 6.3, whichever is earlier, provided that a Trustee may voluntarily resign from office at an earlier date by tendering a written notice of at least 3 (three) months indicating his intention to resign. Notwithstanding the foregoing, a Trustee shall not vacate his office by voluntary retirement until another Trustee has been appointed to replace him in accordance with the terms of this Deed.

6.2.	Notwithstanding anything else contained in this Deed, no person shall be appointed as a Trustee, and a Trustee shall be discharged from office, if he:

(i)	is or becomes insolvent or bankrupt;

(ii)	is or is found to be incompetent, unfit or incapable by a court of competent jurisdiction to act as a trustee;

(iii)	has been or is convicted by a court of any offence involving moral turpitude; or

(iv)	being a Beneficiary, is Disqualified from being such Beneficiary.

6.3.	In addition to the grounds specified in Clause 6.2 above, a Trustee shall be discharged from office if he:

(i)	fails to act as a Trustee or perform the duties of a Trustee as prescribed under this Deed and is dismissed by the Beneficiaries unanimously; or

(ii)	is dismissed by the Beneficiaries unanimously.

6.4.	Nothing contained in Clauses 6.2 and 6.3 above shall apply to KAR, SR or GVP, subject to applicable law.

7.	MEETINGS OF THE TRUST BOARD

7.1.	The Trust Board shall meet at least once in 3 (three) months and there shall be at least 4 (four) such meetings in a financial year. All meetings of the Trust Board shall be held in Hyderabad or in such other place as may be agreed between all the Trustees.

7.2.	Any Trustee may call a meeting of the Trust Board. At least 7 (seven) days notice shall be given to each of the Trustees of any meeting of the Board unless waived in writing by the Trustees. Any such notice shall state the place, the date and hour of the meeting and contain an agenda identifying in reasonable detail the matters to be discussed at the meeting and shall be accompanied by relevant papers or documents with respect to the items to be discussed at the meeting.

7.3.	The Trustees shall maintain a record of the minutes of all meetings of the Trust Board and the decisions taken by the Trust Board. The Trust Board may appoint a secretary from time to time for this purpose. All such records shall be kept at the office of the Trust.

8.	DECISIONS OF THE TRUST BOARD

8.1.	The Trustees shall, to the extent possible, endeavor to take all decisions unanimously. Failing a unanimous decision, decisions of the Trust Board shall be taken with a simple majority of the Trustees, provided however that decisions on the matters set out in Schedule III shall require the unanimous consent of the Trustees. Subject to the terms of this Deed, the decision of the Trust Board shall be final and binding upon all the Beneficiaries. Nothing in this Clause shall be applicable to the rights of KAR under Clause 15A.2, in which case KAR shall have the sale and exclusive right to take decisions as a Trustee.

8.2.	Notwithstanding anything else contained in this Deed, in the event that the Trustees are not able to agree on, or arrive at, a decision on any matter requiring their consideration in accordance with Clause 8.1 (such a situation hereinafter being referred to as a “Deadlock”), so long as KAR is a Trustee, KAR shall have a casting vote. In the event of a Deadlock after the lifetime of KAR, the Trustees shall attempt to arrive at a mutually negotiated settlement and in the event that the Deadlock is not resolved within a period 90 (ninety) days from the date of the Deadlock arising, the following Deadlock resolution process shall be followed:

(i)

Each of the Trustees shall, within a period of 15 (fifteen) days thereafter (“Call Notice Period”), make an offer to purchase the beneficial interest of the Family Unit to which the other Trustee belongs by way of a written notice (“Call Offer”) at a specified price (“Call Price”). The Trustee who makes a Call Offer at the lower Call Price (“Lower Call Price”) shall be required to sell the beneficial interest of the Family Unit to which he belongs (“Selling Family Unit”) at the Lower Call Price to the Family Unit to which the other Trustee belongs (“Purchasing Family Unit”) and the Purchasing Family Unit shall be under an obligation to purchase the beneficial interest of the Selling Family Unit. The Call Price for such sale and purchase pursuant to a Deadlock shall be paid within 4

(four) years of the expiry of the Call Notice Period, with the payment in each year being at least 25% of the Call Price and the sale shall be complete only upon the receipt of 100% of the Call Price. In the event of the Call Price not being fully paid at the end of 4 (four) years from the expiry of the Call Notice Period, the Selling Family Unit shall have the option, within a period of 10 (ten) days, to require and/or cause either:

(a)	payment of interest by the Purchasing Family Unit at the State Bank of India prime lending rate minus 700 basis points, subject to a minimum of 7%, compounded annually until such time that the entire Call Price is paid; or

(b)	sale of the Trust Corpus to third parties (which sale shall be considered to be complete only when 100% of the consideration for the same is received by the Family) in an expeditious manner. The proceeds from such sale which are in excess of the Call Price shall be distributed equally between both the Family Units as soon as practicable thereafter.

Provided that the Selling Family Unit may, at any time after opting for payment of interest under Clause 8.2(i)(a) above, opt instead for the sale of the Trust Corpus as specified under Clause 8.2(i)(b) above.

(ii)	If the Call Price under both the Call Offers is equal, the Trustees shall revise their respective Call Prices and notify the revised Call Prices in writing within a period of 15 (fifteen) days from the expiry of the Call Notice Period and the provisions of Clause 8.2(i) shall apply thereafter.

(iii) (a)	If either of the Trustees (“Call Declining Trustee”) does not wish to or is unable to participate in the Deadlock resolution process specified in this Clause 8 due to financial inability or any other reason, the Declining Trustee shall notify the other Trustee of such inability (“Call Declining Notice”) within the Call Notice Period. Upon receiving a Call Declining Notice, the other Trustee may make a Call Offer to purchase the beneficial interest of the Family Unit to which the Declining Trustee belongs within a period of 15 (fifteen) days of the receipt of the Call Declining Notice at a Call Price which is a commercially reasonable price. The Call Price for such sale and purchase of beneficial interest shall be paid within 4 (four) years of the expiry of the Call Notice Period, with the payment in each year being at least 25% of the Call Price and the sale shall be complete only upon the receipt of 100% of the Call Price. In the event of the Call Price not being fully paid at the end of 4 (four) years from the expiry of 15 (fifteen) days of the receipt of the Call Declining Notice, the Call Declining Trustee’s Family Unit shall have the option, within a period of 10 (ten) days, to require and/or cause either:

(I)	payment of interest by the purchasing Family Unit at the State Bank of India prime lending rate minus 700 basis points, subject to a minimum of 7%, compounded annually until such time that the entire Call Price is paid; or

(II)	sale of the Trust Corpus to third parties (which sale shall be considered to be complete only when 100% of the consideration for the same is received by the Family) in an expeditious manner. The proceeds from such sale which are in excess of the Call Price shall be distributed equally between both the Family Units as soon as practicable thereafter.

Provided that the Call Declining Trustee’s Family Unit may, at any time after opting for payment of interest under Clause 8.2(iii)(a)(I) above, opt instead for the sale of the Trust Corpus as specified under Clause 8.2(iii)(a)(II) above.

(b)	If neither of the Trustees makes a Call Offer, or if one of the Trustees provides a Call Declining Notice and the other Trustee does not respond to the same within the time period stipulated in Clause 8.2(iii)(a), the Trust Corpus shall be sold to third parties (which sale shall be considered to be complete only when 100% of the consideration for the same is received by the Family) in an expeditious manner and the proceeds therefrom shall be distributed equally between the Family Units as soon as practicable thereafter. The Trust shall cease to exist upon such a sale of the Trust Corpus.

(iv)	If the Purchasing Family Unit is unable to participate in the Deadlock resolution process specified in Clauses 8.2(i) and (ii) above due to financial inability or any other reason, it shall notify the Selling Family Unit of the same in writing (“Call Inability Notice”) within a period of 15 (fifteen) days from the expiry of the Call Notice Period and the Selling Family Unit shall have the option to purchase the beneficial interest of the Purchasing Family Unit at the Lower Gall Price. If the Selling Family Unit notifies in writing its intention to undertake such purchase within 15 (fifteen) days of receipt of the Call Inability Notice, the Selling Family Unit shall be required to purchase the Purchasing’ Family Unit’s beneficial interest in the same manner as prescribed under Clause 8.2(i) and all the provisions thereof shall apply mututis mutandis. If the Selling Family Unit notifies that it does not wish to purchase the beneficial interest of the Purchasing Family Unit or fails to make any notification within 15 (fifteen) days of receipt of the Call Inability Notice, the Trust Corpus shall be sold to third parties (which sale shall be considered to be complete only when 100% of the consideration for the same is received by the Family) in an expeditious manner and the proceeds therefrom shall be distributed equally between the Family Units as soon as practicable thereafter. The Trust shall cease to exist upon such a sale of the Trust Corpus.

8.3.	Subject to the objects of the Trust and the terms of this Deed, the Trustees shall hold and manage the Trust Corpus and exercise the rights attached thereto in their absolute discretion, provided however that the Trustees shall always exercise their discretion reasonably and in consultation with the Eligible Trustees belonging to their respective Family Units.

9.	INVESTMENTS

9.1.	Subject to the provisions of this Deed, the Trustees shall have the power to invest the Trust Corpus in such manner as the Trustees may deem fit and proper, and subject to the requirements, limitations and restrictions, if any, contained in this Deed, the Trustees shall not be deemed to be curtailed, restricted or otherwise limited by, under or in pursuance of the provisions of Section 20 or any other provision of the Indian Trusts Act, 1882 with regard to the investment of Trust Corpus.

9.2.	The Trust Board shall ensure that all investments of the Trust are in accordance with applicable law.

10.	DUTIES OF THE TRUSTEES

10.1.	Duties of Trustees as Provided Under the Trust Act to Apply

In addition to the duties and liabilities of Trustees under the provisions of the Trust Act, the Trustees shall have the duties, powers and obligations set out in this Settlement Deed.

10.2.	Distribution of Trust Income and Trust Corpus

10.2.1.	The Trust Board shall, from time to time, and prior to any other distributions, transfer to the Trust Account/s and/or to themselves as authorized under Deed, such amounts from the Trust Income as it deems fit to cover the expenses of administering the Trust, including the payment of taxes and Permitted Deductions, if any.

10.2.2.	The Trust Board shall distribute all the Distributable Income in a financial year to the Beneficiaries in the proportion and manner prescribed under Clause 4.4. Such distribution shall take place by May 31 in the following financial year, unless extended by a resolution passed by the Trust Board. In the event that the Trust Income in any financial year falls short of Rs. 10,00,00,000 (Rupees Ten Crores), the Trust Board may use funds from the part of the Trust Corpus as is comprised of the Accumulated Income to bridge the shortfall.

10.2.3.	The Accumulated Income in a financial year, if any, shall be added to the Trust Corpus. Such portion of the Trust Corpus as is comprised of the Accumulated Income may be used by the Trust Board for:

(i)	funding the Family Office;

(ii)	bridging the shortfall, if any, between the Trust Income and Rs. 10,00,00,000 (Rupees Ten Crores) so as to achieve the minimum Distributable Income as nearly as possible;

(iii)	advancing loans as provided under Clause 17;

(iv)	funding research activities and initiatives by KAR; or

(v)	charitable purposes.

10.2.4.	Any income from sale of investments/stake (including shareholding or partnership interests) of the Trust in Family Entities shall become a part of the Trust Corpus.

10.2.5.	The Trust Board shall distribute the Trust Corpus as and when required in the proportions prescribed under Clause 4.4, provided that notwithstanding the foregoing:

(i)	after KAR ceases to be a Beneficiary or if KAR is afflicted with a Disability; and

(ii)	during the tenure of SR and GVP as Trustees,

the Trust Corpus may be distributed to the Beneficiaries in such amounts and such proportions as they may jointly deem fit in their absolute discretion. For the avoidance of doubt, SR and GVP as Trustees shall have the discretion to determine the quantum or the percentage of the Trust Corpus to be distributed amongst one or more Beneficiaries, including to the exclusion of one or more Beneficiaries, and the decision of SR and GVP in this regard shall be final and binding.

10.3.	Other Duties of the Trustees

10.3.1.	The Trustees shall, at all times, ensure that the Trust Corpus is kept segregated from the assets of the Trustees and any other asset/s for which the Trustees are or may be responsible.

10.3.2.	The Trustees acknowledge that they shall hold shares or other interest in any of the Family Entities or other entities which may be contributed or settled in, or transferred to, or purchased by, the Trust in trust for the benefit of the Beneficiaries hereunder and shall jointly exercise their voting rights on such interest in the best interests of the Beneficiaries and so as to give effect to the provisions of this Deed and related documents. The Trustees shall promptly and diligently exercise all rights and fulfil all obligations as stakeholders of such entities in order to protect the interest of the Beneficiaries.

10.3.3.	The Trustee in whose name any interest in a Family Entity or any other entity is held on behalf of the Trust or who is a director or partner of such Family Entity or other entity on behalf of the Trust (“Representative Trustee”) shall only hold such interest or occupy such role in his capacity as a Trustee for and on behalf of the Trust and shall, immediately upon his ceasing to be a Trustee, be replaced by another Trustee of the Trust for the time being. The Trustees for the time being shall do all necessary acts, deeds and things to cause any entities in which the Trust holds an interest or has the right to appoint a director or partner, etc. to replace the Representative Trustee with another Trustee immediately upon the Representative Trustee ceasing to be a Trustee. Further, the Representative Trustee shall, where permissible, make nominations in favor of another Trustee (in his capacity as a Trustee for and on behalf of the Trust) to ensure the transfer of the interests held by the Representative Trustee to another Trustee.

10.3.4.	The Trustees shall carry out all the duties and functions prescribed for them under this Deed, and exercise due diligence in carrying out their discretion, powers and duties and shall take all action whatsoever necessary for protecting the interest of the Beneficiaries and to give effect to the provisions of this Deed and the intentions and desires of the Settlers as set out herein. The Trustees acknowledge their fiduciary role and shall at all times act in the best interest of the Beneficiaries, in addition to their obligation to act in consultation with the other Eligible Trustees of the Family Unit to which they belong.

10.3.5.	Monies forming a part of the Trust Corpus paid to, or, for the benefit of the Trust shall be deposited in the Trust Accounts and withdrawn by the Trust Board as and when required for the purpose of administering the Trust, including for the purpose of re- imbursement of expenses or for investing the monies.

10.3.6.	The Trust Board shall maintain or cause to be maintained, proper accounts relating to the Trust and the Trust Corpus and all additions thereto and the income thereof respectively and the accumulation of such income and application thereof from time to time, and shall, on checking the same, sign the accounts books annually. The accounts books so maintained shall be examined, audited and certified by one or more properly qualified auditors once in every financial year ending March 31 and the audited statements of accounts shall likewise be signed by the Trustees.

10.3.7.	The Trust Board shall keep these presents and all deeds and other documents relating to any other transactions of the Trust at its office or with any banker or company whose business includes undertaking the safe custody of documents or with any advocates or firm of solicitors as the Trust Board may so decide and the Trust Board may pay all sums required in respect of such deposits.

11.	POWERS OF THE TRUST BOARD

In addition to the powers of the Trustees and the Trust Board which are elsewhere contained in this Deed, the Trust Board shall have the following powers:

(i)	To take all actions necessary in relation to the investments made in the name of the Trust (including, but not limited, to investments in securities, stock, common shares of all types, preference shares, convertible instruments, debentures, debt instruments, government and sovereign debt, fixed deposits, call deposits, commercial papers, bonds, secured and unsecured loans, mortgage and hypothecation backed facilities, notes, options and futures, commodities trading, mutual funds, index funds, sector funds, initial public offerings and follow-up public offerings, qualified institutional placements and oversee investments as permitted by law), including voting at, and attending, meetings of entities in which the Trust holds an interest.

(ii)	To open, operate, issue and revise mandates and close the Trust Accounts in any bank or financial or other institution as applicable.

(iii)	To sell, transfer, assign, charge, pledge, create a lien over, or mortgage the Trust Corpus.

(iv)	Subject to the provisions of this Deed, to invest the Trust Corpus and to acquire any other property, either movable or immovable, tangible or intangible from and out of the income thereof, or to transfer the income to the Trust Income or the Trust Corpus, and to accept donations, gifts or bequests of any other funds or property from any person as the Trustee shall deem fit and proper.

(v)	In the event that the Trust Corpus or any part thereof has been invested in immoveable properties, the Trust Board shall have the power to permit any Beneficiary to use any dwelling-house, occupy any land, or have the custody and use of any chattels, which may for the time being be subject to the trusts hereof, upon such conditions as to payment of rent, rates, taxes and other expenses and outgoings and as to insurance, repair, and decoration,’ and for such period and generally upon such terms as the Trust Board in its absolute discretion shall think fit, and the Trust Board may exercise such power even though some person or persons in addition to the Beneficiary shall also thereby have the use or enjoyment of such dwelling house, land or chattels.

(vi)	To deal with, manage and utilize the Trust Corpus in accordance with the provisions of this Deed.

(vii)	The Trust Board may, from time to time and at any time, employ, on such terms and with such payment as they may think fit, any person, firm or company in any part of the world to aid, advise and counsel the Trustees in the exercise of their powers hereunder for better welfare and maintenance of the Beneficiaries and if and so far as the Trust Board follows the written advice given by such adviser, it shall not be responsible for the success or failure of the policy so pursued and further to determine the fees and emoluments as may be contractually, customarily or by usage payable to such adviser in relation to any dealing or transaction with or concerning the exercise of their powers hereunder or any part thereof and at its discretion to remove/replace such adviser.

(viii)	To collect or receive interests, and other income, if any, accruing from time to time on the Trust Corpus.

(ix)	To collect all monies, it any, due to the Trust and acknowledge and give effectual and valid receipts and discharges for the same.

(x)	To lend monies and incur borrowings to and from Beneficiaries or other persons on commercially reasonable terms unless otherwise permitted under this Deed.

(xi)	To institute, conduct, defend, compound, settle, withdraw or abandon any legal proceedings in relation to the Trust Corpus for or on behalf of or in the name of the Trust or the Trustees and to submit any proceedings or differences for settlement by arbitration and to compromise or refer to arbitration any dispute in relation, or pertaining to the Trust Corpus.

(xii)	To demand, enforce, compromise, recover, settle or abandon any debt or claim due to the Trust.

(xiii)	To enter into all arrangements and contracts in relation to the objects of the Trust.

(xiv)	To appoint and employ agents and other persons (including advisors, brokers, advocates, auditors, solicitors, registrars, custodians, receivers and valuers) to assist the Trustees in the administration of the Trust and to determine and pay out of the Trust Corpus, their fees and emoluments and at its discretion, to remove such agents and persons and appoint others in their place.

(xv)	To delegate its powers relating to the day to day administration of the Trust to any person they think fit and proper in their absolute discretion and to execute powers-of attorney in favor of any delegate for such purpose, if so required, provided however that such delegation shall be restricted to the administrative functions of the Trustees only and shall not under any circumstance, include a delegation of any of the decision-making powers of the Trustees hereunder.

(xvi)	To incur and pay all reasonable costs, charges and expenses incidental to the management, administration and execution of the Trust, including the registration of the Trust with government bodies and/or other statutory or municipal authorities or any other authority as may be necessary.

(xvii)	To sign, seal, execute, deliver and register all deeds, documents and assurances in respect of or relating to the Trust and the due performance and execution of the purpose and objects hereof.

(xviii)	To comply with all statutory, regulatory and other requirements including but not limited to the filing of tax returns, returns relating to tax deducted at source, permanent and tax account number applications, deduction and due payment of all taxes including advance tax and representation before the assessment, appellate and other authorities and to pay costs, fees, fines, penalties, taxes, cesses and duties.

(xix)	The Trust Board shall generally do all acts, deeds, matters and things which are necessary for the objects or purpose of or in relation to the Trust or are incidental or conducive to the proper exercise of the powers of the Trust Board under this Deed, subject to the provisions of this Deed.

12.	RIGHTS OF THE TRUST BOARD

12.1.	Right to Reimbursement of Expenses and Remuneration

12.1.1.	The Trust Board shall be entitled to reimburse itself from or out of the Trust Accounts and shall be entitled to charge the Trust Accounts with, and shall be entitled to withhold such amounts from the payments to be made to the Beneficiaries as the Trust Board may determine necessary for satisfaction of, the following expenses:

(i)	all reasonable costs, charges and expenses (including travel expenses) incurred in the operation arid execution of the Trust, including all acts, deeds and things done or to be done incidental or ancillary to the objects of the Trust, and in particular, for the preservation and administration of the Trust Corpus and for the protection of the interests of the Beneficiaries;

(ii)	all reasonable wages and salaries, having regard to standard market rates, of any employees engaged by the Trust Board for managing the Trust Corpus;

(iii)	all reasonable legal costs and expenses in connection with any legal proceedings by or against the Trust or concerning the affairs of the Trust including professional fees of any legal advisors;

(iv)	all reasonable statutory and. legal expenses incurred by the Trust Board in the operation and execution of the Trust including registration of this Deed and the other related documents, if any, with any statutory and governmental authority, or non-government bodies or authorities, payment of taxes, duties and other charges payable in connection with the issue of certificates, if any, and any other charges in relation to the Deed and other related documents;

(v)	taxes and duties, cesses and levies, if any, levied on or recovered from the Trust Board in relation to the Trust;

(vi)	all actions, proceedings, costs, charges, expenses, claims and demands whatsoever, which may be brought or made against or incurred by the Trustee in respect of any matters or things done or omitted, to be done in respect of or in relation to the Trust Corpus except where such costs, charges or expenses have arisen by reason of gross negligence or willful default on the part of any of the Trustees;

(vii)	if the Trust Corpus is invested in immovable property or properties or the Trustees hold any such property in trust for the Beneficiaries, then (i) the expenses by way of payment of taxes, cesses, assessments, dues and duties payable to the government or any local authority or public body in respect thereof, (ii) the expenses for carrying usual tenantable repairs, additions or alterations to such property and keeping it in a good condition, and (iii) all other costs, charges and expenses for management and preservation of the Trust Corpus or property not specifically mentioned.

Provided however that in addition to the costs, charges, fees and expenses expressly provided hereinabove and subject to the terms of this Deed, the Trust Board shall be entitled to pay itself and defray and satisfy out of the Trust Accounts all expenses which the Trust Board may reasonably have to incur in and about the execution of the powers contained herein and administration of the premises hereby effectuated.

12.1.2.	The Trustees shall each be paid a remuneration as determined by the Trust Board from time to time.

12.2.	Indemnity to the Trustee

12.2.1.	The Trustees shall, subject to the provisions of this Deed, be entitled to be indemnified out of the Trust Corpus in respect of all liabilities and expenses actually incurred by them in the execution or purported execution of the powers and trusts thereof or of any powers, authorities or discretions vested in them pursuant to these presents and against all actions, proceedings, costs, claims and demands in respect of any matter or thing done or omitted in any way relating to the Trust Corpus and the Trust Income, and the Trust Board may retain and payout of any monies in its hands upon the trust of these presents the amount of any liabilities and expenses necessary to effect such indemnity as herein provided.

12.2.2.	The Trustees shall not be responsible for any loss or expense resulting to the Trust, on account of insufficiency or deficiency of value of the Trust Corpus acquired or taken on behalf of the Trust or the insolvency or the wrongful act of the Beneficiaries or any other person under obligation to the Trust or anything done in good faith by the Trustees in the execution of the duties of their office or in relation thereto.

12.2.3.	The Trustees shall be liable and shall not be entitled to be indemnified out of the Trust Accounts nor shall the Trustees have a charge on the Trust Corpus for all losses, damages or costs incurred on account of the gross negligence, willful misconduct, fraud or breach of the terms and conditions of this Deed by any Trustee.

12.2.4.	In the event of breach by the Beneficiaries of any covenant, agreement or undertaking made or given by it, the Beneficiaries shall indemnify and hold harmless the Trustees to the extent of any and all damages (including all losses, costs, fees, fines, penalties, taxes, cesses, duties and other expenses) resulting from or consequent upon or relating to such breach of covenant, agreement or undertaking provided by the Beneficiaries.

12.2.5.	The Trustees shall not be liable, in respect of the Trust Corpus, Accumulated Income, Trust Income or any income whatsoever accruing or arising to the Trust from the Trust Corpus, for any tax liability under the Income Tax Act, 1961 and/or any rules made therein and/or any other law relating to taxation in existence today or which may be notified or otherwise become applicable in the future. If the Trustees are made liable for payment of any tax whether as a representative assesse or otherwise, the Trustees shall be reimbursed from the Trust Corpus and for that purpose, the Trustees shall be entitled to retain from any money forming part of the Trust Corpus, the amount paid by the Trustees towards the tax liability of the Beneficiaries and/or the Trust. Save as stated aforesaid, to the extent of the aforesaid tax liability of the Beneficiaries, the Beneficiaries shall indemnify and hold harmless the Trustees to the extent of any and all damages (including all losses, costs, fees, fines, penalties, taxes, duties and other expenses) resulting from or consequent upon or relating to such tax liability of the Beneficiaries, as is borne and paid by the Trust Board.

12.2.6.	The Trustees shall be provided insurance cover in the nature of a directors and officers insurance. The premium and expenses of such insurance policy shall be borne out of the Trust Income.

12.3.	Limitation of Liability of the Trustee

In addition to the other powers conferred on the Trustees and provisions for its protection and not by way of limitation or derogation of anything in this Deed nor of any statute limiting the liability of the Trustees, it is expressly declared as follows:

(i)	The Trustees may, in relation to this Deed, act on the written opinion or advice of or any information obtained from any solicitor, counsel, advocate, valuer, surveyor, broker, auctioneer, qualified accountant or other expert whether obtained by the Trust Board or otherwise and shall not be responsible for any loss occasioned by so acting on any such advice, opinion, information or communication, except for the gross negligence, fraud, willful default and misconduct of the Trustees.

(ii)	The Trustees shall not be bound to give notice to any person of the execution hereof or to see to the performance or observance of any of the obligations hereby imposed on the Beneficiaries or in any way to interfere with the conduct of the Beneficiaries’ business unless and until any provisions of this Deed have become enforceable.

(iii)	Save as provided elsewhere in this Deed, the Trustees shall, as regards all trusts, powers, authorities and discretion hereby vested in them, have the absolute discretion as to the exercise thereof and to the mode and time of exercise thereof, and in the absence of fraud, gross negligence, misconduct and willful default of this Deed, shall not be responsible for any loss, costs, charges, expenses or inconvenience that may result from the exercise or non-exercise thereof.

(iv)	Save as provided elsewhere in this Deed, with a view to facilitating any dealing under any provisions of this Deed, the Trust Board shall have full power to consent (where such consent is required) or to withhold such consent if the Trust Board in its absolute discretion thinks fit and proper in respect of a specified transaction or class of transactions conditionally or unconditionally.

(v)	Save as provided elsewhere in this Deed, the Trust Board shall have full power to determine all questions and doubts arising in relation to any of the provisions hereof and every such determination bona fide made (in the absence of a prima facie error and/or gross negligence) shall be conclusive and binding upon all persons interested hereunder.

(vi)	No Trustee shall be liable for anything whatsoever except in the case of willful default, misconduct, gross negligence and/or a breach of trust knowingly and intentionally committed by that Trustee.

(vii)	The Trustees shall not be liable for any default, omission or delay in performing or exercising any of the powers herein expressed or contained or in enforcing the covenants herein contained or in giving notice to any person or persons of the execution hereof or in taking any other steps which may be necessary, expedient or desirable for any loss or injury which may be occasioned by reason thereof unless the aforesaid has occurred on account of gross negligence, fraud, willful default and misconduct.

Provided nevertheless that nothing contained in this Clause shall exempt the Trustees from or indemnify them against any liability for breach of trust nor any liability by virtue of which any rule or law would otherwise attach in respect of any gross negligence, misconduct, willful default or breach of trust which the Trustees may be guilty of in relation to its duties hereunder.

PART IV - PROVISIONS RELATING TO THE BENEFICIARIES

13.	MEETINGS AND DECISIONS OF THE BENEFICIARIES

13.1.	When required to vote, KAR and the Family Units shall have one vote each, unless the Eligible Beneficiaries / Beneficiaries are required to vote under the terms of this Deed (in which case, each Eligible Beneficiary / Beneficiary shall have one vote). Unless otherwise provided herein or under the Indian Trusts Act, 1882, all specific decisions shall be made by a simple majority amongst KAR and both the Family Units on a show of hands.

13.2.	Voting on all matters requiring the decision of the Beneficiaries/Family Units shall take place at a duly convened meeting of the Beneficiaries called by the Trust Board with reasonable notice having regard to the whereabouts of each of the Beneficiaries. The meetings of the Beneficiaries shall be held in India and at least 1 (one) meeting shall be held every financial year in Hyderabad. Beneficiaries may participate in such meetings by means of video conferencing, tele-presence or equivalent facilities. A Beneficiary who is not present at a meeting may authorize another Beneficiary to attend such meeting on his/her behalf, with or without specific instructions as to the manner in which such authorized Beneficiary shall vote. Provided that a Beneficiary who wishes to authorize another Beneficiary in the manner provided above shall intimate the Trustees in writing about the appointment and identity of such other Beneficiary at least 2 (two) days prior to the meeting for which such other authorized Beneficiary is sought to be appointed.

13.3.	A record shall be maintained of the minutes of all meetings of the Beneficiaries and the decisions taken thereat. The Trust Board may appoint a secretary from time to time for this purpose. All such records shall be kept at the office of the Trust.

14.	OBLIGATIONS OF THE BENEFICIARIES

14.1.	The Beneficiaries shall co-operate with the Trust Board as may be required from time to time to ensure that the intention of the Settlers is specifically executed and the objects of the Trust are carried out by the Trustees.

14.2.	The Beneficiaries agree that they shall be bound by the terms of this Deed to the exclusion of any other contractual arrangements or agreements that they may have with any person.

14.3.	The Beneficiaries shall not unreasonably object to or hold the Trustees responsible for any acts done by the Trustees while fulfilling their duties as more particularly set out in this Deed in the course of operation and management of the Trust.

14.4.	Family Members who are appointed as directors/equivalent of directors on the management body of any Family Entity, including on the board of directors of DRL, for the purpose of representing the interest of any or all of the other Family Members, the SR (HUF) or the GVP (HUF), or the Trust shall at all times act in consultation with the Trust Board to the extent that such actions specifically concern matters provided for in this Deed.

14.5.	All business relationships between a Family Member and any Family Entity shall be conducted on an arm’s length basis and shall be disclosed to the other Family Members.

14.6.	The Beneficiaries agree that the succession to the portion of their estate which is the subject matter of this Trust shall not be treated as HUF property and shall be governed by the terms of this Deed. In the event that any benefit, right or entitlement under this Deed is affected by the personal laws of India, including the law applicable to HUFs and to succession, the Beneficiaries agree that they shall contractually be bound as between each other to give effect to the provisions of this Deed, including in relation to the distribution of the Trust Income and the Trust Corpus, and to take all actions and measures as may be necessary for the same.

15.	RIGHTS OF BENEFICIARIES

The Beneficiaries shall, subject to a duty of confidentiality as provided under Clause 24, have the right to inspect and take copies of this Deed, the documents of title relating to the Trust Corpus, the audited and unaudited accounts of the Trust Corpus and/or the Trust Account/s and vouchers (if any) by which they are supported, the cases submitted and the opinions taken by the Trustees for guidance in the discharge of their duty, and any other document relating to the Trust.

15A.1	RIGHT OF KAR TO PART REALISE VALUE OF HIS BENEFICIAL INTEREST

15A.1.1	Part Realization of Value of the KAR Share

15A.1.1	KAR shall, at his sole discretion have the right to realize value of up to a maximum of 30% (thirty percent) of the KAR Share in the Trust, which for the avoidance of doubt equals 12% (twelve percent) of the total beneficial interest in the Trust.

15A.1.2	KAR may realize value of the KAR Share in terms of Clause 15A.1.1 in one or more tranches (“KAR Share Offer(s)”) by issuing a notice to the Trust Board as and when he deems fit indicating his desire to realize value up to a maximum of 30% (thirty percent) of the KAR Share in the Trust in part or in full in terms of this Clause 15A at the value of such portion of the KAR Share determined as at the date of the respective KAR Share Offer(s) and based on the market value of the assets of DRHL as of such date.

15A.1.3	In the first instance, the KAR Share Offer(s) shall be made by KAR in writing to both the Family Units in equal proportion and the Family Units shall have the right to purchase such part of the KAR Share Offer(s) or any fraction thereof at a corresponding value determined according to the provisions of Clause 15A.1.2 within a period of 90 (ninety) days of such offer being made. In the event that either of the Family Units is unwilling, or is unable, to purchase such part of the KAR Share Offer(s) made to it, in full or in part, then that part of the KAR Share Offer(s) declined by that Family Unit (“Declined KAR Share Offer(s)”) under this Clause 15A.1.3 may be purchased by the other Family Unit in addition to its own part of the KAR Share Offer(s) within a further period of 30 (thirty) days and at the corresponding value determined according to the provisions of Clause 15A.1.2.

15A.2	KAR’s Right to Directly Realize Value of the Declined KAR Share Offer(s)

If neither Family Unit is willing, or is able, to purchase their respective part of the KAR Share Offer(s) or the Declined KAR Share Offer(s) under Clause 15A.1 within the time periods of 90 (ninety) days or the subsequent 30 (thirty) days respectively (“Stipulated Time”), the following provisions shall become applicable:

(i)	KAR shall, as a Trustee, have the sole right to unilaterally (without the consent of any other Trustees, the Beneficiaries or the Family Members) raise such amounts constituting the aggregate value of the Declined KAR Share Offer(s) determined according to the provisions of Clause 15A.1.2, by raising an unsecured loan (“Unsecured Loan”) on behalf of the Trust on commercially reasonable terms. KAR alone shall be entitled to receive the value of such Declined KAR Share Offer(s) from the proceeds of the Unsecured Loan. The Unsecured Loan, including the principal, the interest and other charges thereon shall be repaid by the Trust from the Accumulated Income and in consideration -thereof; the aggregate Declined KAR Share Offer(s) shall be distributed in equal proportion to each of the two Family Units.

(ii)	If:

(a)	KAR and/or the Trust is unable to raise an Unsecured Loan in terms of Clause 15A.2(i) within 60 (sixty) days from the expiry of the Stipulated Time; or

(b)	if the amount, if any, raised under an Unsecured Loan in terms of Clause 15A.2(i) is less than the aggregate value of the Declined KAR Share Offer(s) determined according to the provisions of Clause 15A.1.2, then:

KAR shall, as a Trustee, have the sole right to, unilaterally (without the consent of any other Trustees, the Beneficiaries or the Family Members) raise such amounts constituting the aggregate value of the, Declined KAR Share Offer(s) or any shortfall unrealized after raising an Unsecured Loan (as the case may be) by raising a secured loan (“Secured Loan”) by causing the pledge or other encumbrance of (a) the Trust Corpus or the shares held by DRHL in DRL as is proportionate to the value so pending to be realized, or (b) by any other means deemed fit by KAR, on commercially reasonable terms. KAR alone shall be entitled to receive the value of the shortfall from the proceeds of the Secured Loan or other means as stated in this Clause 15A.2(ii). Such Secured Loan, including the principal, the interest and other charges thereon, shall be repaid by the Trust along with such other financing and related charges due on any other arrangement contemplated in this Clause 15A.2(ii), if applicable, from the Accumulated Income and in consideration thereof, the aggregate Declined KAR Share Offer(s) shall be distributed in equal proportion to each of the two Family Units.

Provided however that the value of the Trust Corpus or other property affected under this Clause 15A.2(ii) (including the aggregate of all sales, encumbrances, or other disposals in all the preceding KAR Share Offer(s)) shall at no time exceed the comparative market value of 2.306% (two point three zero six percent) of the issued and outstanding shares of DRL on a fully diluted basis as on the date of the respective KAR Share Offer(s).

(iii)	If:

(a)	KAR and/or the Trust is unable to raise the requisite amount in terms of Clause 15A.2(i) and Clause 15A.2(ii) within 120 (one hundred and twenty) days from the expiry of the Stipulated Time; or

(b)	If the amount, if any, raised in terms of Clause 15A.2(i) and Clause 15A.2(ii) is less than the aggregate value of the Declined KAR Share Offer(s), then:

KAR shall, as a Trustee, have the sole right to unilaterally (without the consent of any other Trustees, the Beneficiaries or the Family Members) raise such amounts constituting (as the case may be):

(I)	the aggregate value of the Declined KAR Share Offer(s); or

(II)	any shortfall thereof after raising monies under Clause 15A.2(i) and/or Clause 15A.2(ii),

by causing the sale of such number of shares held by DRHL in DRL as is proportionate to the amount(s) stipulated in Clauses 15A.2(iii)(I) or Clause 15A.2(iii)(II) respectively; provided that the total number of DRL shares so sold (after factoring in the aggregate value of all sales, encumbrances, or other disposals in all the preceding KAR Share Offers) shall at no time in the aggregate exceed 2.306%

(two point three zero six percent) of the issued and outstanding shares of DRL on a fully diluted basis as on the date of the respective KAR Share Offer(s). KAR alone shall be entitled to receive the proceeds from such a sale of shares, subject to deduction of applicable taxes. Upon completion and in consideration of the said sale of DRL shares, the aggregate Declined KAR Share Offer(s) shall be distributed in equal proportion to each of the two Family Units.

(iv)	KAR shall continue to be entitled to cause actions to be taken to give effect to Clause 15A.2 notwithstanding that he may have ceased to be a Trustee. In such an event, the Trust Board, the Beneficiaries and the Family Members shall, notwithstanding anything else contained in this Deed, act in accordance with any directions issued by KAR in this regard and shall take all actions and measures to give effect to this Clause 15A.2.

(v)	It is hereby clarified that the Trust shall be obligated to repay any loans raised by KAR as a Trustee or by the Trust Board pursuant to Clause 15A.2(i) and Clause 15A.2(ii).

15A.3	For the avoidance of doubt, the beneficial interest of KAR shall stand reduced by the aggregate extent of all the KAR Share Offer(s) pursuant to this Clause 15A. The register of beneficial interest maintained by the Trust Board under Clause 4.4.5 shall be modified accordingly and any tax applicable on the value realized pursuant to this Clause 15A shall be to the account of KAR.

15A.4	The Trust Board, the Beneficiaries and the Family Members shall be bound by the provisions of this Clause 15A and shall be required to take all actions and measures as may be necessary for this purpose and as may be directed by KAR for this purpose.

16.	TRANSFER OF BENEFICIAL INTEREST

16.1.	Any transfer or assignment of beneficial interest by a Beneficiary shall be prohibited and any such transfer or assignment shall be void ab initio, unless such transfer (whether by way of gift, sale or otherwise) is made to the other Beneficiaries, or, with the consent of all the Eligible Beneficiaries, to Family Entities (subject to the execution of the Deed of Adherence by such Family Entities). Upon such a transfer of beneficial interest, the register of beneficial interest maintained by the Trust Board under Clause 4.4.5 shall be modified to reflect such transfer and the Income Share of the Family Unit to which the transferee Beneficiary belongs and the transferor Beneficiary belongs shall be modified accordingly.

16.2.

In the event that a Beneficiary having an existing entitlement to distribution of the whole or a portion of the Income Share of the Family Unit to which he belongs desires to transfer the whole of such entitlement in the relevant Income Share and exit from the Trust but none of the other Beneficiaries is willing to purchase such beneficial interest, the Trust may, subject to the consent of at least 75% of the Eligible Beneficiaries excluding the Beneficiary wishing to exit the Trust, and including at least half of the Eligible Beneficiaries from each of the SR Family Unit and the GVP Family Unit (any fraction being rounded off to one), redeem such beneficial interest by paying the concerned Beneficiary the fair market value of his entitlement in the relevant Income Share as determined by a chartered accountant of repute discounted by 20%. Upon such redemption, the Beneficiary whose beneficial interest in Trust Income is redeemed and his Bloodline Descendants shall cease to be Beneficiaries of the Trust and the redeemed beneficial interest shall be divided equally between both the Family Units and the Income Share of each of the Family Units shall stand increased accordingly (with the incremental portion of such Income Share of a Family Unit being divided equally between the members of the Family Unit who are entitled to be distributed beneficial interest in Trust Income at such time). The purchase consideration under this Clause 16.2 shall be paid in accordance with a payment schedule as determined by the Trust Board, provided however that the payment of the consideration shall be completed within 4 (four) years of the date of the redemption of the beneficial interest, with the payment in each year being at least 25% of the redemption amount payable. In the event of the consideration not being fully paid at the end of 4 (four) years from the date of the redemption of the beneficial interest, interest at the State Bank of India prime lending rate minus 700 basis points then applicable compounded annually shall be paid by the Trust to the Beneficiary who has redeemed his beneficial interest until such time that the entire consideration is paid.

16.3.	In the event that a Beneficiary not having an existing entitlement to distribution of the whole or a portion of the Income Share of the Family Unit to which he belongs desires to exit from the Trust, he shall make a request to the Trust Board to this effect. Upon such a request being made, the Trust Board may, in consultation with the Eligible Beneficiaries, pay such Beneficiary a lump sum amount in lieu of his beneficial interest in the Trust in accordance with a payment schedule as may be determined by the Trust Board and the Beneficiary shall thereafter cease to be a Beneficiary. The acceptance of such a request and the quantum of payment made in lieu of the Beneficiary’s, beneficial interest shall be at the sole discretion of the Trust Board. In determining whether and what amount to pay a Beneficiary wishing to exit, the Trust Board shall always exercise its discretion in the best interest of all the Beneficiaries and shall ensure that the payment of such amount does not lead to the Trust or the Beneficiaries incurring unfavorable or commercially unreasonable financial liabilities.

16.4.	The restrictions and conditions stipulated in this Clause 16 shall not apply to the provisions of Clause 15A.

17.	LOANS

17.1.	The Beneficiaries may apply in writing to the Trust Board for a loan for the following purposes:

(i)	educational expenses, including attending professional courses, undergraduate courses, graduate or post graduate courses, grade schools, summer schools or short-term courses;

(ii)	medical expenses, including any expenses incidental to obtaining medical assistance such as expenses relating to ambulances (including air ambulances), shipping of medication by air, rail, road or other means, etc.;

(iii)	marriage expenses;

(iv)	acquisition of immovable property or investments in real estate;

(v)	setting up of businesses or other entrepreneurial initiatives which do not compete with the activities of any Family Entity, provided that loans for this purpose shall be provided only if the venture is considered to be commercially viable and sustainable by the Trust Board; and

(vi)	such other purposes as are deemed by the Trust Board to be essential for the sustained economic and physical welfare and/or self-development of a Beneficiary.

17.2.	Upon receiving an application for a loan from any of the Beneficiaries for the purposes specified in Clause 17.1 above, the Trust Board may advance the loan from such portion of the Trust Corpus as is comprised of the Accumulated Income.

17.3.	In the event that the Accumulated Income is not adequate to advance a loan requested by a Beneficiary, the Trust Board may borrow the loan amount from a bank or other financial institution and where collateral is required to be provided for such borrowing, a part or whole of the Trust Corpus may be encumbered in favor of the lender. Provided however that the amount so borrowed does not exceed the Trust Income in the financial year preceding the financial year in which the borrowing is proposed to be made and the amount so borrowed, together with any interest payable thereon, is restricted to the Trust Income over a period of 3 (three) years, taking the Trust Income in each year to be equal to the Trust Income in the financial year preceding the financial year in which the borrowing is proposed to be made.

17.4.	All loans advanced to a Beneficiary from the Trust shall be interest-free and shall be repaid within a maximum period of 5 (five) years. Upon the failure of the Beneficiary to repay a loan within such time period, the outstanding amount of the loan may be deducted from any amount payable by the Trust Board to such Beneficiary under this Deed.

PART V - OBLIGATIONS OF THE SR (HUF) AND THE GVP (HUF) AND OTHERS

18.	OBLIGATIONS OF THE SR (HUF) AND THE GVP (HUF) AND OTHER FAMILY MEMBERS

18.1.	The SR (HUP), the GVP (HUP) and every member of the SR (HUP) and the GVP (HUP) who are Parties hereto hereby agree that they and any of their respective successor HUFs and the members thereof shall be bound by the terms of this Deed and in particular, the following:

(i)	The SR (HUF) and the GVP (HUF) shall exercise all rights, including voting rights, attached to the shares held by them in DRL or DRHL from time to time in accordance with the terms of this Deed and they shall, at all times, act in accordance with the directions of the Trust Board in this regard;

(ii)	Neither the SR (HUP) nor the GVP (HUF) shall transfer (whether by way of gift, sale, bequest or otherwise) any shares held by them from time to time in DRL or DRHL to any person other than the Trust, a Family Member or a Family Entity. Such transfers may be made on such terms and conditions as maybe agreed between the transferor-HUF and the Trust/Family Member/Family Unit (including the amendment of this Deed to alter the beneficial interest of the Family Unit to which the members of the transferor-HUF belong pursuant to a settlement of their shares in the Trust), subject to such Family Member or Family Entity agreeing to be bound by the terms of this Deed, including this Clause 18.1; and

(iii)	the settlement in the Trust of all the income of the GVP (HUF) and the SR (HUF) accrued on the GVP (HUF) DRHL Shareholding and the SR (HUF) DRHL Shareholding, respectively.

18.2.	If all the members of a Family Unit to which the members of an HUF belong cease to be Beneficiaries, the said HUF shall from such time cease to be bound by this Deed.

18.3.	The KS DRL Shareholding, GVP DRL Shareholding, SR DRL Shareholding and GA DRL Shareholding (hereinafter collectively referred to as “the Individual DRL Shareholdings”) are not being settled in the Trust. However, each of KS, GVP, SR and GA and their successors/heirs who are Parties hereto hereby agree that they and their successors/heirs shall:

(i)	exercise all rights, including voting rights, attached to the shares held by them individually in DRL from time to time in accordance with the terms of this Deed and they shall, at all times, act in accordance with the directions of the Trust Board in this regard; and

(ii)	they shall not transfer (whether by way of gift, sale, bequest or otherwise) any shares held by them individually in DRL from time to time to any person other than the Trust, a Family Member or a Family Entity. Such transfers may be made on such terms and conditions as may be agreed between the transferor and the transferee, subject to such transferee Family Member or Family Entity agreeing to be bound by the terms of this Clause 18.3.

18.4.	The Individual DRL Shareholdings shall not be subject to any other restriction or condition other than those stated in Clause 18.3.

18.5.	For the avoidance of doubt, it is hereby clarified that nothing in this Deed shall apply to KAR’s shareholding in DRL from time to time.

PART VI - FAMILY OFFICE

19.	FAMILY OFFICE

19.1.	A Family Office shall be set up for the purpose of providing skilled and dedicated resources and administrative support to meet the needs of the Family Members. The Trust Board shall take all such measures and actions as may be necessary for the establishment and operation of such a Family Office and shall nominate any person or persons (“Family Office Manager”) who shall be the manager of the Family Office for such period and on such terms and conditions as may be determined by the Trust Board. The Family Office Manager, if he is not a Family Member, may be remunerated for his role in running and managing the Family Office.

19.2.	The Trust Board, together with the Family Office Manager, shall from time to time determine the potential needs of the Family Members, the scope of functions of the Family Office and the manner in which the Family Office shall provide its support and services to the Family Members. The functions of the Family Office may include providing administrative support with respect to the administration of the Family Entities; the property of the Family Members, whether individually or collectively owned; providing administrative support in relation to travel, education, seminars, insurance, health, taxation, legal issues, government licensing, etc.; providing administrative support in relation to the personal investments of the Family Members, etc. The Trust Board, together with the Family Office Manager, shall review and revise the scope of functions of the Family Office once every 3 (three) years so as to meet the needs of the Family Members at such time.

19.3.	The services of the Family Office shall be provided in accordance with the instructions of the Family Members. It is clarified that a person who is Disqualified from being a Beneficiary shall not be eligible to receive the services of the Family Office.

19.4.	The Trust Board, together with the Family Office Manager, shall determine the staffing requirements of the Family Office and engage the requisite number of persons with the appropriate qualifications and skills to satisfy such staffing requirements.

19.5.	The Family Office shall be funded out of the Accumulated Income. The Family Office Manager shall submit an annual budget for the expenditure of the Family Office to the Trust Board. The Family Office Manager shall submit on a monthly basis accounts relating to the Family Office to the Trust Board.

19.6.	The Family Office Manager shall submit to the Trust Board a report of the activities and operations of the Family Office on a quarterly basis.

PART VII - TERMINATION OF THE TRUST

20.	TERMINATION OF THE TRUST

20.1.	Termination

The Settlors direct that the Trust shall continue till the earlier of:

(i)	the expiry of such period as permitted under law;

(ii)	the dissolution of the Trust by a unanimous decision of the Trust Board as agents nominated by the Settlors to act on behalf of the Beneficiaries competent to contract, which Beneficiaries shall hereby be deemed to have consented to the dissolution of the Trust by the Trust Board as and when the Trust Board deems appropriate;

(iii)	the dissolution of the Trust, by a unanimous decision of the Beneficiaries competent to contract;

(iv)	the sale of Trust Corpus as contemplated under Clauses 8.2(i)(b), 8.2(ii)(a)(II), 8.2(ii)(b) and 8.2(iii); or

(v)	all the Beneficiaries being deceased or otherwise ceasing to be Beneficiaries.

20.2.	Consequences of Termination of the Trust

20.2.1.	Upon the expiry or termination of the Trust in accordance with Clause 20.1(i), Clause 20.1(ii) or Clause 20.1(iii) above, the Trust Corpus shall be distributed to the Beneficiaries at such time in accordance with Clause 10.2.5.

20.2.2.	Upon the termination of the Trust in accordance with Clause 20.1(iv) above, the proceeds from the sale of the Trust Corpus shall be distributed equally between the Family Units.

20.2.3.	Upon the termination of the Trust in accordance with Clause 20.1(v) above, the Trust.

20.2.4.	Corpus may be dealt with as determined by the Trust Board.

PART VIII - MISCELLANEOUS

21.	DISPUTE RESOLUTION

21.1.	In the event of any dispute between the Beneficiaries or between the Trustees and the Beneficiaries (“Disputing Parties”) in respect of or concerning or connected with the implementation of this Deed or arising out of this Deed (“Disputes”), the Disputing Parties shall in the first instant attempt to resolve the Dispute amicably.

21.2.	Failing resolution of the dispute under Clause 21.1 within a period of 30 (thirty) days, the Dispute(s) shall be referred to arbitration under the Arbitration and Conciliation Act, 1996 or any other statutory modification or re-enactment thereof by a person mutually agreed between the Disputing Parties, and in the event of failure to so mutually agree, by the Settlors, if they are alive or by such of the Trustees as are not the Disputing Parties, and if all the Trustees are Disputing Parties, by the eldest Family Member at such time. The decision of the sole arbitrator shall be final and binding upon the Disputing Parties. The arbitration shall be conducted in English, the place of arbitration shall be Hyderabad and the laws applied at such arbitration shall be the laws of India. The legal costs and expenses in relation to the arbitration shall be borne equally by the Disputing Parties or as otherwise mutually agreed between them.

22.	NOTICES

Any notice, letter, request or other communication to be given under this Deed shall be in writing and shall be deemed given when received and may be dispatched to the necessary recipients by email, express courier, registered/ speed post or facsimile to the addresses provided below or such address as may be notified in writing by each Beneficiary to all the other Parties:

KAR and KS:

## ### ########## #### ##### ############# ######### # ###### or such other address as may be notified by him in writing to the Trust Board.

SR (HUF), SR and DR:

## ### ########## #### ##### ############# ######### # ###### or such other address as may be notified in writing by them to the Trust Board.

GVP (HUF), GVP, GA, GSR and GMR:

## ### ############## #### ###### ############# ######### # ###### or such other address as may be notified in writing by them to the Trust Board.

Other Family Members:

Such address as may be notified in writing by each of them in the Deed of Adherence executed by them in accordance with the terms of this Deed or such other address as may be notified by them in writing to the Trust Board.

23.	AMENDMENT

23.1.	The Settlors direct that this Deed may be amended:

(i)	during the lifetime of any two of the Primary Settlors, by the surviving Primary Settlors acting jointly and after such period, by all the Settlors acting jointly with unanimous consent amongst themselves; and/or

(ii)	by the Trustees acting jointly and with unanimous consent amongst themselves.

It is clarified that the powers of the Primary Settlors/Settlors on the one hand, and the Trustees on the other, to amend this Deed need not be exercise jointly as between the Settlors and the Trustees.

23.2.	The Settlors clarify, acknowledge and agree that any and all provisions of this Deed, including provisions relating to the identity and inclusion of Beneficiaries, beneficial interest of the Beneficiaries in the Trust Income, transfer of beneficial interest, distribution of Trust Income, appointment of Trustees or decisions of Beneficiaries or the Trust Board, etc., may be amended in accordance with Clause 23.1, save and except that no amendment shall have the effect of revoking the Trust or making the Trust revocable (without prejudice to the power of the Trustees under Clause 20.1(ii)). All amendments made in accordance with this Clause 23.1 shall have full force and effect as if they had been incorporated by the Settlors in this Deed.

23.3.	The Trust Board and the Beneficiaries shall re-evaluate the terms of this Deed once every 5 (five) years and may, pursuant to such re-evaluation, make such modifications or amendments to this Memorandum as may be deemed necessary in compliance with the procedure prescribed under Clause 23.1.

24.	CONFIDENTIALITY

The existence and contents of this Deed and all matters relating to the Trust shall be maintained in the strictest confidence and shall not be disclosed, published or made known in any manner or by any means whatsoever to persons who are not parties to this Deed and who are not Beneficiaries, except:

(i)	to the extent that it may be necessary under law to disclose the existence and contents of the Deed or other matters relating to the Trust to courts of law; administrative bodies; regulatory and governmental authorities; and

(ii)	to the that it may be reasonably required to disclose the same to advisors, consultants, key employees/personnel or agents of the Trust or the parties hereto,

but after duly obtaining an undertaking from such persons to maintain the confidentiality of this Deed or such matters relating to the Trust.

25.	SEVERABILITY

If any provision of this Deed is or becomes invalid, unenforceable or prohibited by law, this Deed shall be considered divisible as to such provision and such provision shall be inoperative and the remainder of this Deed shall be valid, binding and of like effect as though such provision was not included herein.

26.	IRREVOCABLE TRUST

The Trust shall be an irrevocable trust.

27.	COUNTERPARTS

This Deed shall be executed in two counterparts, each of which shall constitute one and the same agreement.

IN WITNESS WHEREOF the Trustee and Settlors hereto have caused this Deed of Family Settlement to be executed on the day, and year first hereinabove stated

SIGNED AND DELIVERED:	)
by Dr. Kallam Anji Reddy being	)
a Settlor within named	)
in the presence of	)	/s/ Kallam Anji Reddy
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by K. Samrajyam being	)
a Settlor within named	)	/s/ K. Samrajyam
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Kallam Satish Reddy as the Karta of the	)	/s/ Kallam Satish Reddy
K. Satish Reddy (HUF) being	)
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Kallam Satish Reddy being	)	/s/ Kallam Satish Reddy
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Deepti Reddy being	)	/s/ Deepti Reddy
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Gunupati Venkateswara Prasad as the Karta	)	/s/ Gunupati Venkateswara Prasad
of the G.V. Prasad (HUF) being	)
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Gunupati Venkateswara Prasad being	)	/s/ Gunupati Venkateswara Prasad
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by G. Anuradha being	)	/s/ G. Anuradha
a Settlor within named in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by G. Vani Sanjana Reddy being	)	/s/ G. Vani Sanjana Reddy
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by G. Mallika Reddy being	)	/s/ G. Mallika Reddy
a Settlor within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Dr. Kallam Anji Reddy being	)	/s/ Dr. Kallam Anji Reddy
a Trustee within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Kallam Satish Reddy being	)	/s/ Kallam Satish Reddy
a Trustee within named	)
in the presence of	)
)
1.	)
)
2.	)

SIGNED AND DELIVERED:	)
by Gunupati Venkateswara Prasad being	)	/s/ Gunupati Venkateswara Prasad
a Trustee within named	)
in the presence of	)
)
1.	)
)
2.	)

SCHEDULE I

SHAREHOLDING OF DRHL AS OF MAY 13, 2011

No.	Name	Shareholding
1.	Dr. K. Anji Reddy	40%
2.	K. Samrajyam	0.01%
3.	G.V. Prasad	5.43%
4.	G. V. Prasad (HUF)	3.46%
5.	G. Anuradha	19.36%
6.	Vani Sanjana Reddy	1.75%
7.	K. Satish Reddy	16.61%
8.	K. Satish Reddy (HUF)	13.37%
9.	Deepti Reddy	0.01%
	Total	100%

SCHEDULE II

DEED OF ADHERENCE

I/We,                                   (name), aged          years and resident at/having registered office at

have as of                      (date) obtained a beneficial interest in                                  Trust.

I/We hereby acknowledge that I/we have received a copy of, read and fully understood the Deed of Family Settlement dated May 13, 2011 between Dr. Kallam Anji Reddy, K. Samrajyam, K. Satish Reddy (HUF), Kallam Satish Reddy, Deepti Reddy, G.V. Prasad (HUF), Gunupati Venkateswara Prasad, G. Anuradha, G. Vani Sanjana Reddy and G. Mallika Reddy as the Settlors, and Dr. Kallam Anji Reddy, Kallam Satish Reddy and Gunupati Venkateswara Prasad as the Initial Trustees in relation to the family settlement whereby the APS Trust (“Trust”) has been settled (“Settlement Deed”).

I/We hereby accept all the terms of the Settlement Deed and agree and undertake to be bound by all the provisions of the Settlement Deed (together with any amendments or modifications from time to time in accordance with the Settlement Deed) and to abide with the same. I/We agree and undertake that all the provisions of the Settlement Deed (together with any amendments or modifications from time to time in accordance with the Settlement Deed) shall be binding and applicable to me/us. For the avoidance of doubt and without prejudice to the foregoing, I/We agree and undertake that I/We shall be bound by the provisions of Clause 15A of the Settlement Deed entitling KAR to raise loans or cause the sale/pledge/other encumbrance of the Trust Corpus or certain shares held by DRHL in DRL in accordance with the provisions contained therein.

Further, I being a member of the SR (HUF)/GVP (HUF) (please strike out as applicable) who is executing this Deed of Adherence upon attaining majority, also agree that by signing this Deed of Adherence, I hereby consent to:

(i)	the terms of the Deed of Family Settlement, including (but not limited to) Clause 18.1 of the Deed of Family Settlement; and/or

(ii)	the settlement in, or contribution or transfer to, the Trust, as has already been made or as may be required from time to time, of (a) the income accrued and distributed on such shares, and (b) other property or assets held by the karta on behalf of my Hindu Undivided Family.

Further, I being a successor/heir of KAR/KS/GVP/GA/SR/DR (please strike out as applicable) who is executing this Deed of Adherence upon attaining majority and who holds shares in DRL, also agree that by signing this Deed of Adherence, I hereby consent to the terms of the Deed of Family Settlement, including (but not limited to) Clause 18.3 of the Deed of Family Settlement.

This Deed of Adherence shall be governed by and construed in accordance with the laws of India. The terms and conditions of the Settlement Deed in relation to the provisions regarding arbitration and other terms and conditions shall be deemed to have been incorporated if}this

Deed. I/We hereby agree that any Dispute (as defined under the Settlement Deed) arising out of or in connection with or as a consequence of the Settlement Deed shall, if any other method of dispute resolution provided under the Settlement Deed is not successful, be referred to arbitration under the Arbitration and Conciliation Act, 1996 or any other statutory modification or re-enactment thereof in the manner provided under the Settlement Deed and the outcome of the arbitration shall be final and binding on the parties to the Dispute.

Capitalized words and expressions used but not defined in this Deed of Adherence shall have the respective meanings ascribed to them in the Deed of Family Settlement.

Yours Sincerely,

Name:	Place:
Address:	Date:

SCHEDULE III

(i)	Amendment of the constitutional documents of any Family Entity.

(ii)	The appointment of directors/the equivalent of directors on the board, of directors/management bodies of any Family Entity or any other entity in which the Trust or any Family Entity has the right to appoint directors/the equivalent of directors, and without prejudice to the generality of the foregoing, particularly in relation to DRL and DRHL.

(iii)	Remuneration of the Trustees or the directors/equivalent of directors on the management body of any Family Entity.

(iv)	Commencement of a new line of business or change of business by way of omitting, adding or substantially changing any business of any Family Entity.

(v)	Change in the name of the Trust or any Family Entity.

(vi)	Formation of subsidiaries or branches by any Family Entity.

(vii)	Mergers, acquisitions, dispositions of a business undertaking or major assets and movable and immovable property, or any corporate restructuring by way of a scheme of amalgamation, arrangement or compromise including but not limited to a scheme of arrangement made under Section 517 of the Companies Act; 1956 to be undertaken by the Trust or any Family Entity.

(viii)	Entering into material contracts and agreements, whether by way of a joint venture, partnership or other arrangement, by the Trust or any Family Entity where the value of such a contract or agreement exceeds Rs. 5,00,00,000 (Rupees Five Crores).

(ix)	The exercise of voting rights on the shares, securities and other financial instruments, partnership interest or beneficial interest held by the Trust or any Family Entity, and without prejudice to the generality of the foregoing, particularly in relation to the shares of DRHL and DRL held by the Trust or any Family Entity.

(x)	Changes in the capital structure (including any alteration of capital) or rights attached to the equity shares, partnership interest or beneficial interest, or any other securities or interest in the Family Entity, including raising further capital and issuance of further equity shares (including by rights issue), partnership interest or other securities or interest to any person.

(xi)	Reduction or any buy-back of share capital or partnership or beneficial interest or other interest by the Trust or any Family Entity.

(xii)	Any new appointment on, or removal from, the Trust Board other than as permitted under this Deed.

(xiii)	Approval of budgets, operating and strategic plans, and business plans of the Family Office, the Trust and any Family Entity and any changes thereto.

(xiv)	Capital expenditures or disposals (including business or asset acquisitions or disposals) outside the ordinary course of business by the Trust or any Family Entity.

(xv)	Appropriations or payments out of the current or accumulated profits or income or corpus of any Family Entity in the form of declaration of dividend or income on partnership or beneficial interest, issue of bonus shares or otherwise, save and except for appropriations or payments as required under applicable law.

(xvi)	Appointment and removal of auditors of any Family Entity and adoption of audited annual accounts by these entities.

(xvii)	Changes in accounting policies or financial year of the Trust or any Family Entity.

(xviii)	Approval of all decisions in relation to the Family Office.

(xix)	Matters relating to disposal or encumbrance in any manner or distribution of the property of the Trust (including Trust Corpus) or any Family Entity, including shares, securities and other financial instruments, partnership or beneficial interest and other movable and immoveable property, and appropriations or payments from the proceeds therefrom.

(xx)	Determination of the minimum amount of Distributable Income.

(xxi)	Distribution of the Trust Corpus to the Beneficiaries.

(xxii)	Granting of security interests in the assets of the Trust or any Family Entity.

(xxiii)	The making of loans/investments of a value exceeding Rs. 5,00,00,000 (Rupees Five Crores) in a financial year outside the ordinary course of business by the Trust or any Family Entity other than as permitted under this Deed or the documentation relating to such Family Entity.

(xxiv)	Institution and settlement of major litigation by the Trust or any Family Entity where the estimated liability exceeds Rs. 5,00,00,000 (Rupees Five Crores).

(xxv)	Delisting of the shares of DRL.

(xxvi)	Dissolution or liquidation of the Trust or any Family Entity.

(xxvii)	Any commitment or agreement to do any of the foregoing or delegation of any of the above matters to a committee or individual.